Exhibit 10.8

OFFICE LEASE

by and between

KBS SOR AUSTIN SUBURBAN PORTFOLIO, LLC,
a Delaware limited liability company

(“Landlord”)

and

XPLORE TECHNOLOGIES CORPORATION OF AMERICA,
a Delaware corporation

(“Tenant”)

Dated as of

October          , 2015

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made between KBS SOR AUSTIN SUBURBAN PORTFOLIO, LLC, a Delaware limited liability company (“Landlord”), and the Tenant described in Item 1 of the Basic Lease Provisions.

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-1. The Premises are located in the Building described in Item 2 of the Basic Lease Provisions. The Building is located on that certain land (the “Land”) more particularly described on Exhibit A-2 attached hereto, which is also improved with landscaping, parking facilities and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land (sometimes referred to herein as the “Project”).

BASIC LEASE PROVISIONS

1.	Tenant:	XPLORE TECHNOLOGIES CORPORATION OF
AMERICA, a Delaware corporation (“Tenant”)

2.	Building:	Park Centre
8601 Ranch Road 2222
Austin, Texas 78730

3.	Description of Premises:	Suite(s): 100 in Building II

	Rentable Area:	16,228 square feet

	Project Size:	203,193 square feet (subject to Paragraph 18)

4.	Tenant’s Proportionate Share of	7.9865% (16,228 rsf / 203,193 rsf) (See Paragraph 3)
Operating Costs:

5.	Basic Annual Rent:	(See Paragraph 2)

Months 01 to 12, inclusive:
	Monthly Installment:	$20,285.00 ($15.00/square foot of Rentable Area/annum, plus NNN)

Months 13 to 24, inclusive:
	Monthly Installment:	$20,961.17 ($15.50/square foot of Rentable Area/annum, plus NNN)

Months 25 to 36, inclusive:
	Monthly Installment:	$21,637.33 ($16.00/square foot of Rentable Area/annum, plus NNN)

Months 37 to 48, inclusive:
	Monthly Installment:	$22,313.50 ($16.50/square foot of Rentable Area/annum, plus NNN)

6.	Installment Payable Upon Execution:	$36,174.92

7.	Security Deposit Payable Upon	$19,547.35 (See Paragraph 2(c))
Execution:

8.	Initial Estimated Amount of Tenant’s	Estimated to be $15,889.92 per month for the remainder of
	Proportionate Share of Operating Costs:	the first calendar year of the Initial Term, payable in
advance, subject to periodic adjustments (See Paragraph 3)

9.	Initial Term:	Forty-eight (48) months, commencing on the
Commencement Date and ending on the last day of the
calendar month immediately preceding the forty-
eighth (48th) month anniversary of the Commencement Date
(See Paragraph 1), subject to extension pursuant to
Paragraph 19(ff).

10.	Estimated Commencement Date:	February 1, 2016, subject to adjustment, if any, as provided in Paragraph 1(a) and the Work Letter attached as Exhibit B

11.	Estimated Termination Date:	January 31, 2020, subject to adjustment, if any, as provided in Paragraph 1(a) and the Work Letter attached as Exhibit B

12.	Broker(s) (See Paragraph 19(k)):

	Landlord’s Broker:	Transwestern
901 South Mopac Expressway
Building 4, Suite 250
Austin, Texas 78746

	Tenant’s Broker:	Jackson Cooksey
12770 Merit Drive, Suite 500
Dallas, Texas 75251

13.	Number of Parking Spaces:	Up to sixty-five (65) unreserved parking spaces located in
the parking facility servicing the Building, at no additional charge to Tenant throughout the Lease Term.
Notwithstanding the foregoing, but subject to availability at the time converted, as determined by Landlord in its
reasonable discretion, Tenant shall have the right to convert up to eight (8) unreserved parking spaces to reserved parking spaces on the lower floor in the Building at no additional
charge to Tenant. (See Paragraph 18)

14.	Addresses for Notices:

	To: TENANT:	To: LANDLORD:

	Prior to occupancy of the Premises:	Project Management Office:

	Xplore Technologies Corporation of America	KBS SOR Austin Suburban Portfolio, LLC c/o Transwestern
	14000 Summit Drive, Suite 900	901 South Mopac Expressway Building 4, Suite 250
	Austin, Texas 78728	Austin, Texas 78746
	Attention: Mark Holleran, President	Attn: Property Manager

	After occupancy of the Premises:	With a copy to:

	Xplore Technologies Corporation of America	KBS Capital Advisors, LLC
	8601 Ranch Road 2222	800 Newport Center Drive, Suite 700
	Building II, Suite 100	Newport Beach, California 92660
	Austin, Texas 78730	Attn: David Moore, Senior Vice President
Attention: Chief Financial Officer

With a copy to:

Brent R. Somers
Culhane Meadows PLLC
2701 West Berry Street, Suite 402
Fort Worth, Texas 76109

15.	Place of Payment	All payments payable under this Lease shall be sent to Landlord as follows:

Via U.S. Mail:

KBS SOR Austin Suburban Portfolio, LLC c/o Transwestern
P. O. Box 844800
Dallas, Texas 75284-4800

Via U.S. Courier:

KBS SOR Austin Suburban Portfolio, LLC
Bank of America Lockbox Services
Lockbox 844800
1950 North Stemmons Freeway, Suite 5010
Dallas, Texas 75207

or to such other address as Landlord may designate in writing.

16.	Guarantor:	None

17.	Effective Date:	The date this Lease is executed by Landlord, as evidenced by the date set forth on the cover page hereof

18.	Landlord’s Construction Allowance:	Up to $194,736.00 ($12.00 per square foot of Rentable Area)
(See Exhibit B)

19.	The “State” is the State of Texas.

This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraphs 1 through Paragraph 19 which follow) and Exhibits A-1 through Exhibit A-3 and Exhibits B through Exhibit H, and the following Addenda: None, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

STANDARD LEASE PROVISIONS

1.	TERM

(a) The Initial Term of this Lease and the Rent (defined below) shall commence on the Commencement Date which shall be the earliest of (i) the date on which the Tenant Improvements have been Substantially Completed, as determined pursuant to the Work Letter attached hereto as Exhibit B, or (ii) the date on which the Tenant Improvements would have been Substantially Completed but for Tenant Delay, as such term is defined in the Work Letter, or (3) the date Tenant opens for business in the Premises. Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions continuing through the last day thereof (the “Termination Date”). As used herein, “Lease Term” shall mean the Initial Term referred to in Item 9 of the Basic Lease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease. The terms “Tenant Improvements”, “Tenant Delays”, and “Substantially Completed” are all defined in the Work Letter.

(b) Landlord will tender possession of the Premises to Tenant upon Substantial Completion of the Tenant Improvements in accordance with the Work Letter attached as Exhibit B.

(c) Following the Commencement Date, Landlord shall prepare and deliver to Tenant, Tenant’s Initial Certificate in the form of Exhibit F attached hereto (the “Certificate”) which Landlord and Tenant shall acknowledge by executing a copy and returning same to the other party. If Tenant fails to sign and return the Certificate to Landlord within ten (10) days of its receipt from Landlord, the Certificate as sent by Landlord shall be deemed to have correctly set forth the Commencement Date and the other matters addressed in the Certificate, except that Tenant reserves its right to object to any inaccuracies contained in such Certificate.

2.	BASIC ANNUAL RENT AND SECURITY DEPOSIT

(a) Tenant agrees to pay during each month of the Lease Term as Basic Annual Rent (“Basic Annual Rent”) for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions.

(b) Except as expressly provided to  the contrary herein, Basic Annual Rent shall be payable in consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter until the expiration of the Lease Term. The first full monthly installment of Basic Annual Rent and Additional Rent shall be payable upon the Commencement Date. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Commencement Date is a day other than the first day of a calendar month, or the Lease Term expires on a day other than the last day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Basic Annual Rent, in the same manner as if delivery had occurred on the Commencement Date.

(c) Simultaneously with the execution of this Lease, Tenant has paid or will pay Landlord the security deposit (the “Security Deposit”) in Item 7 of the Basic Lease Provisions as security for the performance of the provisions hereof by Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest thereon. In lieu of a cash deposit, Tenant shall have the right, within three (3) days after the Effective Date of this Lease, to provide an irrevocable, unconditional letter of credit in the same amount as the Security Deposit (the “Tenant Letter of Credit”) in accordance with the terms and provisions hereinafter set forth. The Tenant Letter of Credit shall be issued by a United States based bank, reasonably acceptable to Landlord, provided that the Tenant Letter of Credit is in the same form as the form of letter of credit attached as Exhibit H attached hereto, or in such other form satisfactory to Landlord, in its sole but reasonable discretion. At a minimum such Tenant Letter of Credit shall provide for the following: (a) it shall terminate no sooner than Termination Date of this Lease, or, if it shall terminate earlier, the Tenant Letter of Credit shall provide that it will automatically renew during each year of the Lease Term until the Termination Date, unless Landlord (the beneficiary thereof) is notified in writing by the issuer at least thirty (30) days prior to the expiration date that the Tenant Letter of Credit will not be renewed; and if Landlord is so notified of such non-renewal, Landlord (the beneficiary thereof) shall have the right to draw the full amount of such Tenant Letter of Credit prior to such earlier expiration date, and the amounts so drawn shall be held, applied and disbursed in accordance with the terms of this Paragraph 2 of the Lease, (b) it shall be irrevocable, and (c) it shall be transferable to any successor to Landlord’s interest under the Lease. If at any time during the Lease Term, the bank or financial institution that issues the Tenant Letter of Credit is declared insolvent, or is placed into receivership by the Federal Deposit Insurance Corporation or any other governmental or quasi-governmental institution, or if there is a material adverse change in the financial or business condition of the bank or financial institution from the Effective Date of this Lease as reasonably determined by Landlord, then following written notice from Landlord, Tenant shall have ten (10) business days to replace the Tenant Letter of Credit with a new letter of credit from a bank or financial institution acceptable to Landlord in Landlord’s reasonable discretion. If Tenant does not replace the Tenant Letter of Credit with a new letter of credit from a bank or financial institution acceptable to Landlord within such ten (10) business day period, then notwithstanding anything in the Lease to the contrary, Tenant shall be in default, and Landlord shall have the right to draw upon the Tenant Letter of Credit for the full amount of the Tenant Letter of Credit (“LC Funds”).

If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of Rent or the cleaning of the Premises upon the termination of this Lease, or amounts which Landlord may be entitled to recover pursuant to the terms hereof. Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default hereunder, or (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default hereunder, including, without limitation, costs and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the appropriate amount, as determined hereunder. If Tenant shall fully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within sixty (60) days following the expiration of the Lease Term, together with a detailed accounting of the use of any portion of the Security Deposit for charges permitted under this Lease; provided, however, that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 3 below has been determined and paid to Landlord in full. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. Notwithstanding anything in this Lease or under Texas law to the contrary, Tenant hereby waives Section 93.004 - 93.011 of the Texas Property Code as such sections of the Texas Property Code relate to the Security Deposit under this Lease.

(d) The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of Rentable Area described in Item 3 of the Basic Lease Provisions. Upon the request of Landlord, Landlord’s Space Planner shall verify the exact number of square feet of Rentable Area in the Premises. In the event there is a variation of three percent (3%) or more from the number of square feet specified in Item 3 of the Basic Lease Provisions, Landlord and Tenant shall execute an amendment to this Lease for the purpose of making appropriate adjustments to the Basic Annual Rent, the Security Deposit, Tenant’s Proportionate Share and such other provisions hereof as shall be appropriate under the circumstances. Landlord calculated the Rentable Area described in Item 3 of the Basic Lease Provisions using the definition of Rentable Area contained in Exhibit A-3 of this Lease.

(e) Basic Annual Rent shall be paid to Landlord absolutely net of all costs and expenses, except as otherwise provided in this Lease. The provisions for payment of Operating Costs by means of periodic payment of Tenant’s Proportionate Share of estimated Operating Costs and the year end adjustment of such payments are intended to pass on to Tenant and reimburse Landlord for Tenant’s Proportionate Share of all costs and expenses of the nature described in Paragraph 3 of this Lease.

3.	ADDITIONAL RENT

(a) Tenant shall pay to Landlord each month, as additional rent (“Additional Rent”) an amount equal to Tenant’s Proportionate Share (defined below) of Operating Costs for the Project.

(b) “Tenant’s Proportionate Share” is, subject to the provisions of Paragraph 18, the percentage number described in Item 4 of the Basic Lease Provisions. Tenant’s Proportionate Share represents, subject to the provisions of Paragraph 18, a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Project, as determined by Landlord pursuant to Paragraph 18.

(c) “Operating Costs” means all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Building and the Project during or allocable to the Lease Term, including without limitation, the following:

(i) All real property taxes, assessments, license fees, excises, levies, charges, assessments, both general and special assessments, or impositions and other similar governmental ad valorem or other charges levied on or attributable to the Project or its ownership, operation or transfer, and all taxes, charges, assessments or similar impositions imposed in lieu of the same (collectively, “Real Estate Taxes”). Tenant’s Proportionate Share of Real Estate Taxes for the years in which the Commencement Date and Expiration Date occur, respectively, shall be determined by multiplying the Real Estate Taxes for such year by a fraction, the numerator of which is the number of days in such year falling within the Lease Term and the denominator of which is 365. Real Estate Taxes shall also include all taxes, assessments, license fees, excises, levies, charges or similar impositions imposed by any governmental agency, district, authority or political subdivision (A) on any interest of Landlord, any mortgagee of Landlord or any interest of Tenant in the Project, the Premises, or on the occupancy or use of space in the Project or the Premises; (B) for the provision of amenities, services or rights of use, whether or not exclusive, public, quasi-public or otherwise made available on a shared use basis, including amenities, services or rights of use such as fire protection, police protection, street, sidewalk, lighting, sewer or road maintenance, refuse removal or janitorial services or for any other service, without regard to whether such services were formerly provided by governmental or quasi-governmental agencies to property owners or occupants at no cost or at minimal cost; (C) related to any transportation plan, fund or system instituted within the geographic area of the Project or otherwise applicable to the Premises, the Project or any portion thereof; and (D) the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or seeking to lower the tax valuation of the Project. Real Estate Taxes shall not include any estate, inheritance successor, transfer, gift, franchise, corporation, income, excise, capital levies or capital stock or excess profits taxes or profit taxes; any rollback taxes attributable to any tax years prior to the year in which the Lease is executed due to a sale or a change in use of the Project by Landlord in such prior years; any items for which Tenant or other tenants are required to pay directly to Landlord pursuant to their lease (other than as an Operating Cost pass-through item); or any penalties or interest incurred as a result of Landlord’s negligence, inability or unwillingness to make payments of, and/or to file any tax or information returns with respect to, any real property taxes or assessments, when due, imposed by the State or federal government on Landlord; provided, however if such income, franchise, transfer, property or other similar taxes are in substitution for any Real Estate Taxes payable hereunder, then notwithstanding the foregoing, such taxes shall be included in the term “Real Estate Taxes”. In addition, Tenant shall be entitled to a credit for Tenant’s Proportionate Share of any and all reductions, offsets and abatements of Real Estate Taxes. Notwithstanding the foregoing, Real Estate Taxes shall expressly include (i) any franchise or margin tax that Landlord is required to pay under Chapter 171 of the Texas Tax Code or due to House Bill No. 3, 79th Legislative, 3rd Called Session, 2006) (the “Margin Tax”), and (ii) any tax, assessment or similar charge on the rents or profits from the Premises or Building levied against Landlord and/or the Project in lieu of ad valorem taxes on the Project, in lieu of the Margin Tax, or otherwise as a result of property tax reform in the State of Texas; and

(ii) The cost of services and utilities (including taxes and other charges incurred in connection therewith) provided to the Premises, the Building or the Project, including, without limitation,

water, power, gas, sewer, waste disposal, telephone and cable television facilities, fuel, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, window cleaning, maintenance and repair of sidewalks and Building exterior and services areas, gardening and landscaping; insurance, including, but not limited to, public liability, fire, property damage, wind, hurricane, earthquake, terrorism, flood, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and All Risk, Causes of Loss - Special Form coverage insurance for up to the full replacement cost of the Project and such other insurance as is customarily carried by operators of other similar class office buildings in the city in which the Project is located, to the extent carried by Landlord in its discretion, and the deductible portion of any insured loss otherwise covered by such insurance; the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services connected with the operation, maintenance, repair or replacement of the Project (at or below the level of the on-site property manager); any association assessments, costs, dues and/or expenses relating to the Project, personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project; repair and replacement of window coverings provided by Landlord in the premises of tenants in the Project; such reasonable auditors’ fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Project; administration fees; a property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager, but which shall not exceed 3% of the gross revenues collected from the Project); the maintenance of any easements or ground leases benefiting the Project, whether by Landlord or by an independent contractor; a reasonable allowance for depreciation of personal property used in the operation, maintenance or repair of the Project; license, permit and inspection fees; all costs and expenses required by  any governmental or quasi- governmental authority or by applicable law, for any reason, including capital improvements (which shall be capitalized over the useful life of the improvements), and the cost of any commercially reasonable capital improvements made to the Project by Landlord that improve life-safety systems or reduce operating expenses (such costs to be amortized over such reasonable periods as Landlord shall reasonably determine together with interest thereon at the Prime Rate (as defined below) plus two percent (2%) per annum or such other rate as may have been paid by Landlord on funds borrowed for the purpose of funding such improvements); the cost of air conditioning, heating, ventilating, plumbing, elevator maintenance and repair (to include the replacement of components) and other mechanical and electrical systems repair and maintenance; sign maintenance; and Common Area (defined below) repair, resurfacing, operation and maintenance; the reasonable cost for temporary lobby displays and events commensurate with the operation of a similar class building, and the cost of providing security services, if any, deemed appropriate by Landlord.

(iii) Components of Operating Costs that cover a period of time not entirely within the Lease Term shall be prorated based on the actual number of days in the year.

(iv) The following items shall be excluded from Operating Costs:

(A) leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, procuring tenants, renovating or improving vacant space in the Project for tenants or prospective tenants of the Project or vacant space, including without limitation advertising and marketing expenses, rent allowances and concessions, lease takeover costs, payment of moving costs and similar costs and expenses;

(B) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

(C) Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Basic Annual Rent and Operating Costs payable under the lease with such tenant or other occupant;

(D) any depreciation or amortization of the Project except as expressly permitted herein;

     (E) costs incurred due to a violation of Law (defined below) or as a result of an intentional tort or the negligence or willful misconduct by Landlord or its agents;

     (F) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

(G) all items and services for which Tenant or other tenants reimburse Landlord outside of Operating Costs;

(H) repairs or other work occasioned by fire, windstorm or other work paid for through insurance (or which would have been paid by insurance proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease or any loan agreements) or condemnation proceeds (excluding any deductible);

(I) repairs resulting from any defect in the original design or construction of the Project;

(J) legal, auditing, consulting and professional fees paid or incurred in connection with corporate transactions, such financing, re-financings, sales of the Project, it being understood that Landlord shall be entitled to include such fees incurred in connection with operating and managing the Building, such as in connection with contesting real estate taxes or other customary efforts to reduce or contain Operating Costs;

(K) rents due under any ground leases;

(L) costs incurred in selling syndicating financing, mortgaging or hypothecating any of Landlord’s interest in the Project;

(M) the cost of full roof replacement and structural replacement of the Building;

(N) except as expressly set forth in Paragraphs 3(c)(ii) and 6(b), capital expenditures of any kind, including (I) the original investment in capital improvements, and (II) capital improvements made either before or during the Term;

(O) goods and services furnished to an individual tenant of the Building which are above building standard and which are separately reimbursable directly to Landlord;

(P) costs of installing, operating or removing any specialty service, such as an observatory, broadcasting facility, luncheon club, or athletic or recreational club;

(Q) costs for repairs or maintenance to the Building reimbursed to Landlord by service contracts or otherwise;

(R) costs (other than maintenance costs) of any art work (such as sculptures or paintings) used to decorate the Project;

(S) costs related to the existence and maintenance of Landlord as a legal entity;

(T) costs incurred in removing the personal property of former tenants or other occupants of the Building;

(U) the cost (including legal fees) of any disputes (other than tax disputes and those which generally benefit the tenants of the Building) between Landlord or any employee or agent of Landlord, a specific tenant of the Building or any of Landlord’s mortgagee(s);

(V) Landlord’s general overhead and general administrative expenses;

(W) Promotional gifts or costs incurred for use of any portion of the Project for special events or private events;

(X) compensation paid to clerks, attendants or other persons in commercial concessions other than the parking facilities (such as a snack bar, restaurant or newsstand);

(Y) penalties and fines incurred due to the violation by Landlord of applicable Law or the terms and conditions of any lease pertaining to the Project, except such as may be incurred by Landlord in contesting in good faith the alleged violation

(Z) costs of correcting latent defects of a capital nature in the Building or the Premises;

  (AA)Except if caused by Tenant, its agents, employees, contractors, subtenants or assignees, costs in any calendar year relating to or arising, directly or indirectly, from the presence, handling, removal, treatment, disposal, release, remediation (including encapsulation), or replacement of Hazardous Materials in or about the Premises or the Project, including without limitation Hazardous Materials in the ground water or soil;

  (BB) rental loss, bad debt or capital expenditure reserve accounts (other than escrow accounts for the payment of property taxes and insurance premiums);

  (CC)  costs for which Landlord has been compensated by a management fee;

  (DD) entertainment expenses and travel expenses of Landlord, its agents, partners and Affiliates, and employees above the level of the property manager of the Building;

  (EE) “in-house” legal and/or accounting fees, except for services that would otherwise be included in Operating Costs if performed by third parties (except as prohibited by law);

  (FF)costs arising from Landlord’s charitable or political contributions; or

  (GG)  any other expenses which would not normally be treated as Operating Expenses by comparable Landlords of comparable projects using sound real estate accounting principles, consistently applied.

(d) Those components of Operating Costs that vary with the rate of occupancy of the Building (such as utilities, management fees and janitorial services) for any calendar year during which actual occupancy of the Project is less than one hundred percent (100%) of the Rentable Area of the Project shall be appropriately adjusted to reflect one hundred percent (100%) occupancy of the existing Rentable Area of the Project during such period. In determining Operating Costs, if any services or utilities are separately charged to tenants of the Project or others, Operating Costs shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full time basis for normal Project operating hours. In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the Lease Term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a basis determined by Landlord to be consistent with the principles underlying the provisions of this Paragraph 3. In addition, Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Operating Costs among different tenants and/or different buildings of the Project and/or on a building-by- building basis (the “Cost Pools”), adjusting Tenant’s Proportionate Share as to each of the separately allocated costs based on the ratio of the Rentable Area of the Premises to the Rentable Area of all of the premises to which such costs are allocated. Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the buildings in the Project.

(e) The initial estimated amount of Tenant’s Proportionate Share of Operating Costs as of the Commencement Date is the amount shown in Item 8 of the Basic Lease Provisions. Prior to the commencement of each calendar year of the Lease Term following the Commencement Date, Landlord shall have the right to give to Tenant a written estimate of Tenant’s Proportionate Share of the Operating Costs for the Project for the ensuing year. Landlord shall provide Tenant written notice showing the calculation of Tenant’s Proportionate Share of Operating Expenses, including the same information provided to all other tenants of the Project. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first day of each month. Within a reasonable period after the end of each calendar year, Landlord shall furnish Tenant a statement indicating in reasonable detail the Operating Costs for such period, and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant’s estimated payments to Tenant’s actual share of such Operating Costs as indicated by such annual statement. Any payment due Landlord shall be payable by Tenant on demand from Landlord. Any amount due Tenant shall be credited against installments next becoming due under this Paragraph 3(e) or refunded to Tenant, if requested by Tenant.

(f) Intentionally deleted.

(g) Tenant shall pay ten (10) business days before delinquency, all taxes and assessments (i) levied against any personal property, tenant improvements or trade fixtures of Tenant in or about the Premises, (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises, and (iii) levied for any business, professional, or occupational license fees. If any such taxes or assessments are levied against Landlord or Landlord’s property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

(h) Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenant’s Proportionate Share of Operating Costs shall not constitute a waiver of its right to require an increase in Rent, or in any way impair, the continuing obligations of Tenant under this Paragraph 3. In the event of any dispute as to any Additional Rent due under this Paragraph 3, Tenant, an officer of Tenant or Tenant’s certified public accountant (but (a) in no event shall Tenant hire or employ an accounting firm of accountants or any person to audit Landlord as set forth under this Paragraph who is compensated or paid for such audit on a contingency basis and (b) in the event Tenant hires or employs an independent party to perform such audit, Tenant shall provide Landlord with a copy of the engagement letter) shall have the right after reasonable notice and at reasonable times to inspect Landlord’s accounting records at Landlord’s accounting office in Austin, Texas. If, after such inspection, Tenant still disputes such Additional Rent, upon Tenant’s written request therefor, a certification as to the proper amount of Operating Costs and the amount due to or payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant. If Landlord and Tenant cannot mutually agree to an independent certified public accountant, then the parties agree that Landlord shall choose an independent certified public accountant to conduct the certification as to the proper amount of Tenant’s Proportionate Share of Operating Costs due by Tenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Landlord’s initial calculation of Operating Costs to which Tenant is now objecting. Such certification shall be final and conclusive as to all parties. If the certification reflects that Tenant has overpaid Tenant’s Proportionate Share of Operating Costs for the period in question, then Landlord shall credit such excess to Tenant’s next payment of Operating Costs or, at the request of Tenant, promptly refund such excess to Tenant and conversely, if Tenant has underpaid Tenant’s Proportionate Share of Operating Costs, Tenant shall promptly pay such additional Operating Costs to Landlord. Tenant agrees to pay the cost of such certification and the investigation with respect thereto unless it is determined that Landlord’s original statement was in error in Landlord’s favor by more than three percent (3%), in which event Landlord shall reimburse Tenant for its actual reasonable out-of-pocket audit and inspection fees up to a maximum amount of $5,000.00 within fifteen (15) business days after receipt of Tenant’s invoice therefor (including appropriate backup). Tenant waives the right to dispute any matter relating to the calculation of Operating Costs or Additional Rent under this Paragraph 3 if any claim or dispute is not asserted in writing to Landlord within one hundred eighty (180) days after delivery to Tenant of the original billing statement with respect thereto. Notwithstanding the foregoing, Tenant shall maintain strict confidentiality of all of Landlord’s accounting records and shall not disclose the same to any other person or entity except for Tenant’s professional advisory representatives (such as Tenant’s employees, accountants, advisors, attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information.

(i) Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of Operating Costs for the year in which this Lease terminates, Tenant  shall immediately pay any increase  due over the estimated Operating Costs  paid, and conversely, any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord.

(j) Landlord and Tenant agree that each provision of this Lease for determining charges, amounts, and Additional Rent payments by Tenant is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

(k) Notwithstanding the foregoing, Controllable Expenses (as defined below) shall not be increased by more than six percent (6%) per calendar year on a cumulative basis year-over-year. The term “Controllable Expenses” means all Operating Costs excluding expenses relating to the cost of utilities, security expenses, insurance, Real Estate Taxes and assessments and other expenses not within Landlord’s reasonable control. Landlord will use commercially reasonable efforts to minimize Operating Expenses, including without limitation, by the use of competitive bidding; following sound real estate accounting practices, consistently applied; and filing for any available rebates, credits, abatements, concessions and incentives to reduce Operating Expenses for credit back to tenants at the Building.

(l) The Basic Annual Rent, as adjusted pursuant to Paragraphs 2, 3 and 7, and other amounts required to be paid by Tenant to Landlord hereunder, are sometimes collectively referred to as, and shall constitute, “Rent”.

4.	IMPROVEMENTS AND ALTERATIONS

(a) Landlord shall deliver the Premises to Tenant, and Tenant agrees to accept the Premises from Landlord in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, except for latent defects, Hazardous Materials and work required to be done by Landlord and Landlord shall have no obligation to refurbish or otherwise improve the Premises throughout the Lease Term; provided, however, and notwithstanding the foregoing to the contrary, Landlord’s sole construction obligation under this Lease is set forth in the Work Letter attached hereto as Exhibit B.

(b) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Alterations”) shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably denied, conditioned or delayed. Landlord’s consent shall not be unreasonably withheld with respect to proposed Alterations that (i) comply with all applicable laws, ordinances, rules and regulations; (ii) are compatible with the Building and its mechanical, electrical, HVAC and life safety systems; (iii) will not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (iv) do not affect the structural portions of the Building; and, (v) do not and will not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building; provided that Landlord's consent and approval shall not be required with regard to interior and non-structural changes that do not materially affect the electrical, plumbing, HVAC, sprinkler or alarm systems of the Premises, such as the installation of unattached, moveable trade fixtures, which may be installed without drilling, cutting or otherwise defacing the Premises, and any furnishings, equipment, medical records, drugs, supplies, decorations and other similar personal property. Notwithstanding the foregoing to the contrary, Tenant shall not make (i) any structural alterations, improvements or additions to the Premises, or (ii) any alterations, improvements or additions to the Premises which (a) will adversely impact the Building’s mechanical, electrical or heating, ventilation or air conditioning systems, or (b) will adversely impact the structure of the Building, or (c) are visible from the exterior of the Premises, or (d) which will result in the penetration or puncturing of the roof or floor, without, in each case, first obtaining Landlord’s prior written consent or approval to such Alterations (which consent or approval shall be in the Landlord’s sole and absolute discretion). Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Laws and shall construct, at its sole cost and expense, any alteration or modification required by Laws as a result of any Alterations. All Alterations shall be constructed at Tenant’s sole cost and expense and in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Alterations. Tenant shall reimburse Landlord for all reasonable out-of-pocket sums, if any, paid by Landlord for third party examination of Tenant’s plans and specifications for any Alterations. In addition, Tenant shall be obligated to pay Landlord a coordination fee equal to five percent (5%) of the actual costs of any of such Alterations, which coordination fee shall be paid to Landlord promptly following the completion of the construction of the Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Without limiting the other grounds upon which Landlord may refuse to approve any contractor or subcontractor, Landlord may take into account the desirability of maintaining harmonious labor relations at the Project. Landlord may also require that all life safety related work and all mechanical, electrical, plumbing and roof related work be performed by contractors designated by Landlord. Landlord shall have the right, in its sole discretion, to instruct Tenant to remove those improvements or Alterations from the Premises which (i) were not approved in advance by Landlord, (ii) were not built in conformance with the plans and specifications approved by Landlord, or (iii) Landlord specified during its review of plans and specifications for Alterations would need to be removed by Tenant upon the expiration or earlier termination of this Lease; provided, however, that in no event shall Tenant be required to remove the Tenant Improvements upon the expiration of the Lease Term. Except as set forth in the proceeding sentence, Tenant shall not be obligated to remove such Alterations at the expiration of this Lease. Landlord shall not unreasonably withhold or delay its approval with respect to what improvements or Alterations Landlord may require Tenant to remove at the expiration of the Lease. If upon the termination of this Lease Landlord requires Tenant to remove any or all of such Alterations from the Premises, then Tenant, at Tenant’s sole cost and expense, shall promptly remove such Alterations and improvements and Tenant shall repair and restore the Premises to its original condition as of the Commencement Date, reasonable wear and tear excepted. Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord unless Landlord notifies Tenant otherwise. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord’s reasonable request, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Alterations and final lien waivers from all such contractors and subcontractors.

(c) Tenant shall keep the Premises, the Building and the Project free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify and defend each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

(d) NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

5.	REPAIRS

(a) Landlord shall maintain and keep the Common Areas of the Building and the Project in a good, clean and neat working order, condition and repair. Landlord shall make all necessary repairs and replacements, within a reasonable period following receipt of notice of the need therefor from Tenant, to (i) the footings, foundation, floor slab, sub-grade below floor slab and structural components (defined as the steel, floor slab, foundations, load-bearing interior and exterior walls, joists, steel frames and columnar supports) of the Project, including the Premises; (ii) all utility lines outside stub locations within the Premises, including plumbing mains and electrical panels, conduits and connections serving the Project; (iii) the exterior walls, exterior doors, exterior locks on exterior doors and windows of the Building; (iv) the roof of the Building, including roof structure, membrane, flashing, gutters, and downspouts; and (v) the Common Areas, parking areas, landscaping and public corridors and other public areas of the Project not constituting a portion of any tenant’s premises and shall use reasonable efforts to keep all Building standard equipment used by Tenant in common with other tenants in good condition and repair and to replace same at the end of such equipment’s normal and useful life, reasonable wear and tear and casualty loss excepted. Except as expressly provided in Paragraph 9 of this Lease, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

(b) Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in a safe, clean and neat condition, and (ii) shall bear the cost of maintenance and repair, by contractors selected by Landlord, of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities, and supplemental heating and air conditioning systems (including all plumbing within the Premises connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord’s delivery of the Premises to Tenant); provided Tenant shall not be responsible for maintenance and repairs attributable to latent defects, Hazardous Materials not caused by Tenant or pre-existing violations of Laws, including the ADA and IECC. Tenant shall make all repairs to the Premises not required to be made by Landlord under subparagraph (a) above with replacements of any materials to be made by use of materials of equal or better quality. Tenant shall do all decorating, remodeling, alteration and painting required by Tenant during the Lease Term. Tenant shall pay for the cost of any repairs to the Premises, the Building or the Project made necessary by any negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises or the Project by Tenant. If Tenant fails to make such repairs or replacements within fifteen (15) days after written notice from Landlord, Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord for the cost thereof, together with an administration fee equal to five percent (5%) of such costs.

(c) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, except for normal wear and tear, casualty loss, condemnation and repairs that are not Tenant’s obligation hereunder. Prior to the expiration or earlier termination of this Lease, Tenant shall remove from the Premises (i) all trade fixtures, furnishings and other personal property of Tenant, except as otherwise set forth in Paragraph 4(b) of this Lease, and (ii) all computer and phone cabling and wiring installed by or on behalf of Tenant, and Tenant shall repair all damage caused by such removal, and shall restore the Premises to its original condition, reasonable wear and tear excepted. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case Landlord may store or dispose of the same at Tenant’s expense, appropriate the same for itself, and/or sell the same in its discretion.

(d) Tenant, its permitted subtenants and contractors, and their respective agents, employees, licensees and guests, shall have access to the Premises at all times, 24 hours per day, every day of the year, subject to Landlord’s reasonable access procedures, the project’s rules and regulations and other reasonable limitations set forth in this Lease.

6.	USE OF PREMISES

(a) Tenant shall use the Premises only for general office uses and shall not use the Premises or permit the Premises to be used for any other purpose. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion.

(b) Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, “Law” or “Laws”) and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law. If any Law shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Project, or (ii) the use, alteration or occupancy  thereof, Tenant shall comply with such Law at Tenant’s sole cost and expense. However, Tenant reserves the right, after written notice to Landlord, to contest by appropriate legal proceedings, diligently conducted in good faith, the validity or application of any such law, ordinance, order, rule or regulation requiring such change, and to delay compliance therewith pending the prosecution of such proceedings, provided no civil or criminal penalty would be incurred by Landlord and no lien or charge would be imposed upon or satisfied out of the Premises or the Project by reason of such delay. This Lease shall be subject to and Tenant shall comply with all financing documents encumbering the Building or the Project and all covenants, conditions and restrictions affecting the Premises, the Building or the Project, including, but not limited to, Tenant’s execution of any subordination agreements requested by a mortgagee (which for purposes of this Lease includes any lender or grantee under a deed of trust) of the Premises, the Building or the Project. If the Building or Common Areas are determined by applicable governmental agencies to not be in compliance  with Legal Requirements applicable to the Project as of the Commencement Date, then Landlord shall be fully responsible, at its sole cost and expense (which shall not be included in Operating Costs), for making all alterations and repairs to the Building and the Common Areas required by such governmental agencies so that the Building or the Common Areas comply with all such Legal Requirements. The term “Legal Requirements” shall mean all covenants and restrictions of record (if any), laws, statutes, building and zoning codes, ordinances, and governmental orders, conditions of approval, rules and regulations (including, but not limited to, Title III of the Americans With Disabilities Act of 1990), as well as the same may be amended and supplemented from time to time, including, without limitation, all Legal Requirements that pertain to the Building structure. Notwithstanding the foregoing sentence, if there is a “new” Legal Requirement (a Legal Requirement first enacted or made applicable to the Project after the Commencement Date of this Lease) affecting the Building (excluding the Premises) or the Common Areas, and governmental agencies require Landlord to make capital expenditures or repairs to the Building (excluding the Premises) or the Common Areas, the invoiced cost and expense of such capital expenditures or repairs shall be an Operating Cost which shall be reimbursed by the tenants in the Project over the lesser of (i) the useful life of such capital expenditures, or (ii) ten (10) years. Subject to applicable Legal Requirements (including any “grandfather” provisions pertaining thereto), Landlord agrees to maintain  the Building (except the Premises) and Common Areas  in compliance with  all Legal Requirements.

(c) Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenants  pertaining  to the Building  or the Premises, and in  the event that any architectural control committee or department of the State or the city or county in which the Project is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy or restrictive covenants, Tenant shall, upon five (5) days’ notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise remedy such violation). The failure by Tenant to discontinue such use shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law, subject to Tenant’s right to contest set forth in Paragraph 6(b) above. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is or will continue to be lawful or permissible under any certificate of occupancy issued for the Building or the Premises, or otherwise permitted by Law.

(d) Tenant shall not do or permit to be done anything which may invalidate or increase the cost of any fire, All Risk, Causes of Loss – Special Form or other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other organization performing a similar function. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant’s failure to comply with the provisions of this Paragraph 6.

(e) Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the Building or the Project. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Project. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with a density of greater than five (5) persons per 1,000 square feet of Rentable Area. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in locations and in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises, the Building or the Project.

(f) Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and smoke detectors and burglar alarms located within the Premises and shall cooperate with Landlord and other tenants in the Project with respect to access control and other safety matters.

(g) As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State or the United States Government, including, without limitation, any material or substance which is (A) defined or listed as a “hazardous waste,” “pollutant,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance” or “hazardous material” under any applicable federal, state or local Law or administrative code promulgated thereunder, (B) petroleum, or (C) asbestos.

(i) Tenant agrees that all operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, by Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively referred to herein as “Tenant Affiliates”), throughout the Lease Term, shall be in all respects in compliance with all federal, state and local Laws then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Materials.

(ii) Tenant agrees to indemnify, defend and hold Landlord and its Affiliates (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, or any portion thereof caused by Tenant or Tenant Affiliates.

(iii) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant’s sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

(iv) Landlord represents that, to the current actual knowledge of Landlord, that (A) no written notice of any violation of any laws regulating Hazardous Materials has been issued or received with respect to all or any part of the Building or the Project, and (B) no condition exists anywhere in the Building or the Project which would, with the passage of time or the giving of notice, or both, constitute a violation of any laws regulating Hazardous Materials. The term “to Landlord’s knowledge” shall mean the current actual knowledge of David Moore, the asset manager of Landlord’s managing agent that is the person primarily responsible for overseeing the management and operation of the Project, without any duty of inquiry or investigation.

(v) If Hazardous Materials are discovered in the Premises, the Building or the Project during the Lease Term, and such Hazardous Materials were not caused or introduced by Tenant or its agents, employees, contractors, subtenants or assignees, then Landlord will cause such Hazardous Materials to be remediated, encapsulated, or otherwise handled, at Landlord’s expense (said costs to not be included in Landlord’s Operating Costs), within the time frames and parameters required by Law.

(vi) Notwithstanding anything to the contrary in this Paragraph 6(g), if (i) Hazardous Materials are hereafter discovered on the Premises or the Building, and (ii) the presence of such Hazardous Materials is not the result of Tenant’s use of the Premises or any act or omission of Tenant or Tenant’s Affiliates, and (iii) the presence of such Hazardous Materials results in any contamination, damages, or injury to the Premises that materially and adversely affects (a) Tenant’s occupancy or use of the Premises, or (b) human health, then Landlord shall promptly take all actions at its sole expense as are necessary to remediate such Hazardous Materials as may be required by environmental Laws. Actual or threatened action or litigation by any governmental authority is not a condition prerequisite to Landlord’s obligations under this paragraph. Within thirty (30) days after notification from Tenant supported by reasonable documentation setting forth such presence or release of Hazardous Materials, and after Landlord has been given a reasonable period of time (not to exceed ninety (90) days) after such thirty (30) day period to conduct its own investigation to confirm such presence or release of Hazardous Materials, Landlord shall commence to remediate such Hazardous Materials, or undertake such other actions as may be required by environmental Laws within thirty (30) days after the completion of Landlord’s investigation and thereafter diligently prosecute such actions or remediation to completion. If (A) under environmental Laws Landlord is required to remediate such Hazardous Materials or to undertake other actions regarding such Hazardous Materials, and Landlord fails to commence such actions or remediation within thirty (30) days after the completion of Landlord’s investigation, or (B) Landlord commences such actions or remediation and fails to diligently prosecute such actions or remediation until completion, then Tenant, as its sole and exclusive remedy under this Lease, may terminate this Lease within thirty (30) days following delivery by Tenant to Landlord of written notice that Tenant intends to terminate this Lease if Landlord does not promptly commence or diligently prosecute such actions or remediation of such Hazardous Materials (as may be required by environmental Laws) within thirty (30) days from the date of Landlord’s receipt of Tenant’s termination notice. If Landlord commences to remediate such Hazardous Materials (as may be required by environmental Laws), or commences to undertake such other actions (as may be required by environmental Laws) within thirty (30) days from its receipt of Tenant’s termination notice, then Tenant shall not have the right to terminate this Lease under this paragraph unless Landlord fails to diligently prosecute such remediation or other required actions as set forth above.  If Landlord commences remediation or other required actions as set forth pursuant to this paragraph, then Basic Annual Rent and Operating Costs shall be equitably adjusted if and to the extent and during the period the Premises are unsuitable for Tenant’s business. Notwithstanding anything herein to the contrary, if Landlord obtains a letter from the appropriate governmental authority that no further actions or remediation is required prior to the effective date of any such termination, such termination shall be null and void and this Lease shall remain in full force and effect. Landlord shall have access to, and a right to perform inspections and tests of, the Premises as it may require to determine Tenant’s compliance with environmental requirements and Tenant’s obligations under the Lease. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations.

(vii) Notwithstanding anything to the contrary contained herein, in no event shall Tenant be responsible for, nor shall Tenant be deemed to have indemnified Landlord or any Landlord-related party for, any claims arising out of any release of Hazardous Materials or contamination on, under or in the Premises, the Building and/or the Project that (A) existed prior to the Effective Date or (B) is caused by any party other than Tenant or its agents, employees, contractors, subtenants or assignees.

(viii) Each of the covenants and agreements of Tenant set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease.

(h) Notwithstanding anything in this Lease to the contrary, Tenant shall be permitted from time to time to permit persons or representatives of an entity which is then performing services related to Tenant’s business and which services were previously performed or could be performed by Tenant’s employees (“Approved Users”) to occupy space within the Premises while performing such services for Tenant, provided that (i) Tenant does not separately demise such space; (ii) the Approved Users shall not occupy, in the aggregate, more than twenty-five percent (25%) of the Rentable Area of the Premises; (iii) the Approved Users occupy space in the Premises for the Permitted Use and for no other purpose; (iv) all Approved Users shall occupy space in the Premises only so long as the same are providing services to Tenant; and (v) upon request, Tenant notifies Landlord, in writing, of the identity of any such Approved Users prior to occupancy of any portion of the Premises by such Approved Users. If any Approved Users occupy any portion of the Premises as described herein, it is agreed that (A) the Approved Users must comply with all provisions of this Lease; (B) all notices required of Landlord under this Lease shall be forwarded only to Tenant in accordance with the terms of this Lease and in no event shall Landlord be required to send any notices to any Approved Users; (C) in no event shall any use or occupancy of any portion of the Premises by any Approved User release or relieve Tenant from any of its obligations under this Lease; (D) the Approved User and its employees shall be deemed Tenant Parties for purposes of this Lease; (E) in no event shall the occupancy of any portion of the Premises by Approved Users be deemed to create and landlord/tenant relationship between Landlord and such Approved Users; and (F) in all instances, Tenant shall be considered the sole tenant under the Lease notwithstanding the occupancy of any portion of the Premises by the Approved Users.

7.	UTILITIES AND SERVICES

(a) Provided that Tenant is not in default hereunder, Landlord shall furnish, or cause to be furnished to the Premises, the utilities and services described in Exhibit C attached hereto, subject to the conditions and in accordance with the standards set forth therein and in this Lease.

(b) Tenant agrees to cooperate fully at all times with Landlord and to comply with all regulations and requirements which Landlord may from time to time prescribe for the use of the utilities and services described herein and in Exhibit C. Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements.

(c) If Tenant requires utilities or services in quantities greater than or at times other than that generally furnished by Landlord pursuant to Exhibit C, Tenant shall pay to Landlord, upon receipt of a written statement therefor, Landlord’s charge for such use. In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord’s judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, subject to the conditions stated below, Landlord shall proceed to install the same at the sole cost of Tenant, payable upon demand in advance. The installation of such facilities shall be conditioned upon Landlord’s consent, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Project, and (iii) shall not cause or create a dangerous or hazardous condition or interfere with or disturb other tenants in the Building. Subject to the foregoing, Landlord shall, upon reasonable prior notice by Tenant, furnish to the Premises additional elevator, heating, air conditioning and/or cleaning services upon such reasonable terms and conditions as shall be determined by Landlord, including payment of Landlord’s charge therefor. In the case of any additional utilities or services to be provided hereunder, Landlord may require a switch and metering system to be installed so as to measure the amount of such additional utilities or services. The cost of installation, maintenance and repair thereof shall be paid by Tenant upon demand. Notwithstanding the foregoing, Landlord shall have the right to contract with any utility provider it deems appropriate to provide utilities to the Project.

(d) Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein or in Exhibit C for any reason (other than Landlord’s sole negligence or willful misconduct), including, without limitation, when caused by accident, breakage, water leakage, flooding, repairs, Alterations or other improvements to the Project, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any  other cause beyond Landlord’s control. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. No such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable efforts to attempt to restore all services promptly. No representation is made by Landlord with respect to the adequacy or fitness of the Building’s ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant. Notwithstanding anything in this Paragraph 7 to the contrary, if an interruption or cessation of a utility service to the Premises is caused by Landlord, its agents, employees or contractors that arises from a cause within the reasonable control of Landlord and such interruption or cessation results in the Premises being unusable by Tenant for the conduct of Tenant’s business, then Basic Annual Rent and Operating Costs shall be abated commencing on that date which is five (5) consecutive business days following the date Tenant delivers written notice to Landlord of such interruption and continuing until either such utility service to the Premises is restored or the Premises is again usable for the conduct of Tenant’s business. If, however, Tenant reoccupies any portion of the Premises during such abatement period, the Basic Annual Rent and Operating Costs allocable to such reoccupied portion, based on the proportion that the Rentable Area of such reoccupied portion of the Premises bears to the total Rentable Area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Except as expressly set forth in the following sentence, such right to abate Basic Annual Rent and Operating Costs shall be Tenant’s sole and exclusive remedy at law or in equity in the event of an interruption or cessation of a utility service to the Premises. Furthermore (i) if an interruption or cessation of utility service to the Premises occurs, and continues for a period of ninety (90) consecutive days after Tenant notifies Landlord in writing of such interruption or cessation of utility service; (ii) if such interruption or cessation of utility service is caused by an event in Landlord’s reasonable control and not the result of any breach of this Lease by Tenant or other negligent or otherwise wrongful act or omission of Tenant; (iii) if such interruption or cessation of utility service is not caused by a fire or other casualty (in which case Section 9 shall control) or a condemnation (in which case Section 10 shall control); (iv) if, as a result of such interruption or cessation of utility service, the Premises, or a material portion thereof, is rendered Untenantable (as hereinafter defined); and (v) provided Tenant shall have delivered written notice to Landlord (such written notice detailing such interruption or cessation of utility service and containing in bold upper case letters (in 16 point font or larger) the phrase “FINAL REQUEST – TENANT ENTITLED TO UTILITY SERVICE INTERRUPTION TERMINATION NOTICE UNDER LEASE”), then Tenant shall have the right, after such ninetieth (90th) consecutive day, to terminate this Lease for the Premises, prior to, but not after, the restoration of such utility service to the Premises, by timely delivering to Landlord written notice of such termination (after such ninetieth (90th) consecutive day) and this Lease shall promptly terminate. The term “Untenantable” shall mean the Premises, or a material portion thereof, cannot reasonably be used and occupied by Tenant (and is not used and occupied by Tenant) in the ordinary and normal course of its business with no material adverse disruption.

(e) Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards (including, without limitation, those described in Exhibit C) for utilities and services.

8.	NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

(a) By Tenant:

(i) Landlord shall not be liable for any injury, loss or damage suffered by Tenant or to any person or property occurring or incurred in or about the Premises, the Building or the Project from any cause, EXCEPT TO THE EXTENT SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LANDLORD INDEMNITEE (DEFINED BELOW). Without limiting the foregoing, neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, “Affiliates”) shall be liable for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraph 9 and Paragraph 10 of this Lease) for (A) any damage to Tenant’s property stored with or entrusted to Affiliates of Landlord, (B) loss of or damage to any property by theft or any other wrongful or illegal act, or (C) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project or from any other cause whatsoever, (D) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Project, or (E) any latent or other defect in the Premises, the Building or the Project, EXCEPT TO THE EXTENT SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LANDLORD INDEMNITEE (DEFINED BELOW). Tenant shall give prompt notice to Landlord in the event of (I) the occurrence of a fire or accident in the Premises or in the Building, or (II) the discovery of a defect therein or in the fixtures or equipment thereof. This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease.

(ii) Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, “Landlord Indemnitees”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) (A) Tenant’s construction of or use, occupancy or enjoyment of the Premises, (B) any activity, work or other things done, permitted or suffered by Tenant and its agents and employees in or about the Premises, (C) any breach or default in the performance of any of Tenant’s obligations under this Lease, (D) any act, omission, negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees, or (E) any damage to Tenant’s property, or the property of Tenant’s agents, employees, contractors, business invitees or licensees, located in or about the Premises (collectively, “Liabilities”); EXCEPT TO THE EXTENT SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LANDLORD INDEMNITEE. This Paragraph 8(a)(ii) shall survive the expiration or earlier termination of this Lease.

(iii) Tenant shall promptly advise Landlord in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Tenant, at Tenant’s expense,

shall assume on behalf of each and every Landlord Indemnitee and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to Landlord; provided, however, that any Landlord Indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by Tenant to fully perform in accordance with this Paragraph, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may so perform, but all costs and expenses so incurred by Landlord in that event shall be reimbursed by Tenant to Landlord, together with interest on the same from the date any such expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.

(b) By Landlord: Landlord hereby agrees to indemnify, protect, defend and hold harmless Tenant and its partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, “Tenant Indemnitees”), from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused  by, or  resulting  from  (in  whole or  part) the gross negligence or willful misconduct of Landlord. This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease.

(c) Insurance.

(i) Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance providing coverage against bodily injury and disease, including death resulting therefrom, bodily injury and property damage to a combined single limit of $3,000,000 to one or more than one person as the result of any one accident or occurrence, which shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Paragraph 8 and in Paragraph 6(g)(ii) of this Lease, with an Excess Limits (Umbrella) Policy in the amount of $5,000,000; (B) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance to the limit of $1,000,000 per occurrence; (C) All Risk, Causes of Loss – Special Form property insurance, including fire and extended coverage, sprinkler leakage (including earthquake, sprinkler leakage), vandalism, malicious mischief, wind and/or hurricane coverage, and earthquake and flood coverage; and (D) flood insurance, covering full replacement value of all of Tenant’s personal property, trade fixtures and improvements in the Premises. Landlord and its designated property management firm shall be named an additional insured on each of said policies (excluding the worker’s compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in Texas and which have policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the Date of Lease and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD. Tenant shall furnish new certificates to Landlord for any required insurance at least thirty (30) days prior to expiration of the current policy. Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation laws. The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. If certificates are supplied rather than the policies themselves, Tenant shall allow Landlord, at all reasonable times, to inspect the policies of insurance required herein. All insurance coverages required to be carried by Tenant may be effected by a policy or policies of blanket insurance covering one or more locations.

(ii) It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance  company carrying Tenant, (B) the failure  of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Paragraph 8 and Paragraph 6(g)(ii) or any other provision of this Lease. With respect to insurance coverages, except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Tenant shall increase the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time, but not in excess of the requirements of prudent landlords or lenders for similar tenants occupying similar premises in the Austin, Texas-metropolitan area and, in any event, not more often than once every forty-eight (48) months.

(iii) Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance.

(iv) Throughout the Lease Term, Landlord agrees to maintain (i) fire and extended coverage insurance, and, at Landlord’s option, earthquake damage coverage, terrorism coverage, wind and hurricane coverage, and such additional property insurance coverage as Landlord deems appropriate, on the insurable portions of Building and the remainder of the Project in an amount not less than the full replacement value thereof, subject to reasonable deductibles (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for similar class office buildings in the Austin, Texas metropolitan area and (iii) commercial general liability insurance with a combined single limit coverage of at least $1,000,000.00 per occurrence. If, during any calendar year, all or any part of such coverage is written under a blanket policy or other policy form whereby Landlord is unable to determine a specific insurance premium charge applicable to the Project, then in such event, the amount attributable to the Project for purposes of calculating Tenant’s obligation regarding insurance costs with respect to such policy shall be the total cost of such blanket policy multiplied by a fraction, the numerator of which is the Rentable Area of the Project and the denominator of which is the aggregate Rentable Area of all the properties covered by such policy. All such insurance shall be obtained from insurers Landlord reasonably believes to be financially responsible in light of the risks being insured. The premiums for any such insurance shall be a part of Operating Costs.

(d) Mutual Waivers of Recovery.  Landlord, Tenant, and all parties claiming under them, each mutually waive, release and discharge each other from any and every claim that arises or may arise in its favor against the other party during the Lease Term for any and all theft, destruction, loss or loss of use of, or damage to, any of its property located within or upon, or constituting a part of, the Premises or the Project, or any inconvenience relating thereto (collectively, “Loss”), due to casualty, theft, fire, third parties or any other matter (including Losses arising through repair or alteration of any part of the Project, or failure to make repairs, or from any other cause), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Inasmuch as these mutual waivers will preclude the assignment of any such claim by way of subrogation to an insurance company (or any other person), Landlord and Tenant shall each immediately give to each of its insurance companies that has issued an insurance policy to such party written notice of the terms of such mutual waivers. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Project, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Tenant agrees to indemnify, protect, defend and hold harmless each and all of the Landlord Indemnitees from and against any claim, suit or cause of action asserted or brought by the indemnifying party’s insurers for, on behalf of, or in the name of such party, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. Landlord agrees to indemnify, protect, defend and hold harmless all of the Tenant Indemnitees from and against any claim, suit or cause of action asserted or brought by the indemnifying party’s insurers for, on behalf of, or in the name of such party, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT. These mutual waivers are in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties. Landlord and Tenant each covenant and agree that no insurer shall hold any right of subrogation against the other with respect to any such damage or loss. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by the insured under the insurance policy to which such deductible relates.

(e) Business Interruption. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.

(f) Adjustment of Claims. Landlord and Tenant shall cooperate with each other and each other’s insurers in the adjustment of any insurance claim pertaining to the Building or the Project or Landlord’s or Tenant’s use thereof, as applicable.

(g) Increase in Landlord’s Insurance Costs.  Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies resulting from Tenant’s use or occupancy of the Premises.

(h) Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations  hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.

9.	FIRE OR CASUALTY

(a) Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project, but provided this Lease has not otherwise been terminated as provided below) rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction (including the Tenant Improvements, but excluding Tenant’s Alterations, trade fixtures, equipment and personal property, which Tenant shall be required to restore) and this Lease shall continue in full force and effect. Notwithstanding the foregoing, Landlord’s obligation to rebuild, repair or restore the Premises shall not apply to any personal property, above-standard tenant improvements or other items installed or contained in the Premises.

(b) Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises, the Building or the Project: (i) where the cost of rebuilding, repairing and restoring (collectively, “Restoration”) of the Building or the Project, would, regardless of the lack of damage to the

Premises or access thereto, in the reasonable opinion of Landlord, exceed twenty percent (20%) of the then replacement cost of the Building; (ii) where, in the case of any damage or destruction to any portion of the Building or the Project by uninsured casualty, the cost of Restoration of the Building or the Project, in the reasonable opinion of Landlord, exceeds $500,000; or (iii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty, the cost of Restoration of the Premises or access thereto, in the reasonable opinion of Landlord, exceeds twenty percent (20%) of the replacement cost of the Premises; (iv) if Landlord has not obtained appropriate zoning approvals for reconstruction of the Project, Building or Premises; (v) Landlord’s mortgagee(s) elect to apply the insurance proceeds to pay down any loans encumbering the Building. By declining to exercise its foregoing rights of termination, Landlord will be deemed to have agreed to expend its own funds to compensate for any shortfall in the insurance funds available for restoration of the Project. Any such termination shall be made by thirty (30) days’ prior written notice to Tenant given within sixty (60) days of the date of such damage or destruction. If this Lease is not terminated by Landlord and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, the Basic Annual Rent, Operating Expenses and Additional Rent shall fully abate during the period of Restoration from the date of damage until the earlier of (i) the date Tenant re-opens for business in the Premises or (ii) the date the Premises, including the Tenant Improvements, have been Substantially Completed. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building or the Project. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction.

(c) If Landlord gives Tenant notice within sixty (60) days after the date of damage of its election to reconstruct the Project as provided above, but if the Project, including the Premises, cannot be reconstructed within a total of 180 days after the date of damage, then Tenant shall have thirty (30) days after receipt of such notice (or after the expiration of such 60-day period if Landlord fails to give the required notice) within which to elect to terminate this Lease by giving Landlord written notice of its intent to do so, in which event all Basic Annual Rent and Additional Rent payable hereunder shall be abated as of the date of such damage, this Lease shall thereafter be null and void and neither party shall have any further liability or responsibility hereunder.

(d) Either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates it will take more than one month to repair such damage.

10.	EMINENT DOMAIN

In the event the whole or substantially all of the Premises, the Building or the Project (or the parking areas) shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking. In the event a Taking of a portion of the Project, the Building or the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord’s operation thereof, or if any of Landlord’s Mortgage(s) require application of the condemnation proceeds to the reduction of the mortgage indebtedness, Landlord may terminate this Lease upon thirty (30) days’ written notice to Tenant given at any time within sixty (60) days following the date of such Taking. If the Taking renders all or a substantial portion of the Premises untenantable or inaccessible or results in a material reduction of accessible on-site parking spaces to the extent that the Project is not in compliance with applicable Laws or is no longer viable for Tenant to continue to operate its business at the Premises in the manner operated immediately prior to such taking, Tenant may terminate this Lease effective on the date of Taking by written notice given no later than sixty (60) days after such date. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, with reasonable diligence, use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) the Premises (other than Tenant’s personal property and fixtures, and above-standard tenant improvements) to a complete, functioning unit, including the Tenant Improvements as appropriately adjusted to reflect the Taking. During such restoration, the Basic Annual Rent, Operating Expenses and Additional Rent shall be fully abated until the earlier of (i) the date Tenant re-opens for business in the Premises; or (ii) the date the Premises, including the Tenant Improvements, have been Substantially Completed, at  which time, the Basic Annual Rent, Tenant’s Proportionate Share of Operating Expenses and Additional Rent shall be permanently reduced proportionately based on the portion of the Premises so taken. If all or any portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. Nothing contained in this Paragraph 10, however, shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for any and all damages to or loss of leasehold interest created by this Lease or Tenant's business, the Taking of personal property, fixtures, equipment, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority. This Paragraph 10 shall be Tenant’s sole and exclusive remedy in the event of a Taking. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a Taking. Accordingly, the parties waive any statutes permitting the parties to terminate this Lease as a result of a Taking.

11.	ASSIGNMENT AND SUBLETTING

(a) Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in or suffer any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect. Any mortgage, hypothecation or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease. If Landlord does not respond to Tenant's request for consent hereunder within fifteen (15) days after receipt thereof, and such failure to respond continues for more than five (5) business days following a second written notice, Landlord will be deemed to have approved the contemplated transfer. In addition, as used in this Paragraph 11, the term “Tenant” shall also mean any entity that has guaranteed Tenant’s obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor.

(b) No assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder, except as provided below. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning Tenant and the proposed assignee or subtenant. Any assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

(c) At any time within fifteen (15) days after  Landlord’s receipt of the information specified in subparagraph (b) above, Landlord may by written notice to Tenant elect to terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned (which may include all of the Premises), with a proportionate abatement in the Rent payable hereunder. However, Tenant shall have the right to withdraw its request for Landlord’s consent to a proposed sublease or assignment, provided Tenant exercises such withdrawal right within five (5) business days after receipt of Landlord’s termination notice. If Tenant timely exercises such withdrawal right, the Lease shall continue in full force and effect as if Tenant had not requested Landlord’s consent.

(d) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:

(i) The tangible net worth of the assignee or sublessee (or any affiliate of the assignee or sublessee) is not at least equal to Tenant’s tangible net worth at the date of this Lease;

(ii) The intended use of the Premises by the assignee or sublessee is not for general office use;

(iii) The intended use of the Premises by the assignee or sublessee would materially increase the density of the Premises to more than five (5) persons per 1,000 square feet of Rentable Area;

(iv) Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Project with regard to the identity of tenants, usage in the Building, or similar matters;

(v) The assignee or sublessee (or any affiliate of the assignee or sublessee) is then negotiating with Landlord or has negotiated with Landlord within the previous six (6) months, or is a current tenant or subtenant within the Building or Project;

(vi) The identity or business reputation of the assignee or sublessee will, in the good faith, commercially reasonable judgment of Landlord, tend to damage the goodwill or reputation of the Building or Project; or

(vii) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed assignee or sublessee claims that Landlord has unreasonably withheld its consent to a proposed assignment or sublease or otherwise has breached its obligations under this Paragraph 11, their sole remedy shall be to seek a declaratory judgment and/or injunctive relief without any monetary damages, and, with respect thereto, Tenant, on behalf of itself and, to the extent permitted by law, such proposed assignee/sublessee, hereby waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages or to terminate this Lease.

(e) Notwithstanding any assignment or subletting, Tenant shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease; provided such liability shall continue only through expiration or earlier termination of the then-current period of the Lease Term (whether the initial Lease Term or any renewal or extension period) and Tenant shall thereupon be released from liability for all obligations under this Lease arising after the expiration or earlier termination of such then-current period. In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, one-half (1/2) of all such excess Rent and other excess consideration within ten (10) days following receipt thereof by Tenant (after deducting therefrom any marketing expenses, concessions, improvement allowances, rental abatements, brokerage commissions, design costs, legal, engineering and architectural fees and other fees and costs paid by Tenant in connection with any such assignment or transfer).

(f) If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionaire or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(g) If Tenant effects an assignment or sublease or requests the consent of Landlord to any proposed assignment or sublease, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of One Thousand Dollars ($1,000.00).

(h) Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

(i) Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization, or to any person or entity controlling, controlled by or under common control with Tenant (collectively, a “Permitted Transferee”), without the consent of Landlord, provided that all of the following conditions are satisfied in Landlord’s reasonable discretion (a “Permitted Transfer”): (i) no uncured event of default exists under this Lease; (ii) the Permitted Transferee shall own all or substantially all of the assets of Tenant; (iii) no portion of the Project or Premises would likely become subject to additional or different Laws as a consequence of the proposed Permitted Transfer; (iv) the Permitted Transferee is not and has not been involved in litigation with Landlord or any of Landlord’s Affiliates; and (v) Tenant shall give Landlord written notice at least thirty (30) days following the effective date of such Permitted Transfer, along with all applicable documentation and other information necessary for Landlord to determine that the requirements of this Paragraph have been satisfied, including if applicable, the qualification of such proposed transferee as a Permitted Transferee. If requested by Landlord, the Permitted Transferee shall sign a commercially reasonable form of assumption agreement.

12.	DEFAULT

(a) Events of Default. The occurrence of any one or more of the following events shall constitute an “event of default” or “default” (herein so called) under this Lease by Tenant: (i) Tenant shall fail to pay Rent or any other rental or sums payable by Tenant hereunder within five (5) days after Landlord notifies Tenant of such nonpayment; provided, however, Landlord shall only be obligated to provide such written notice to Tenant three (3) times within any consecutive twelve (12) month period and in the event Tenant fails to timely pay Rent or any other sums for a fourth time during any consecutive twelve (12) month period, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non- payment to Tenant prior to declaring an event of default under this Lease; (ii) Tenant shall fail to comply with or observe any other provision of this Lease and such failure shall continue for thirty (30) days after written notice to Tenant; provided, however, that if the nature of Tenant’s obligation is such that more than thirty (30) days are required for its performance, Tenant shall not be in default if Tenant commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion (or, in the case of Tenant’s failure to comply with or observe any other single provision of this Lease more than two (2) times during the Lease Term beyond the foregoing cure periods, upon the occurrence of the third and all subsequent such failures beyond such cure periods, without notice from Landlord); (iii) Tenant or any guarantor of Tenant’s obligations hereunder shall make a general assignment for the benefit of creditors; (iv) any petition shall be filed by or against Tenant or any guarantor of Tenant’s obligations hereunder under the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, and such petition shall not be dismissed within sixty (60) days of filing, or Tenant or any guarantor of Tenant’s obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder; (v) a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations hereunder, and such appointment shall not be vacated or otherwise terminated, and the action in which such appointment was ordered dismissed, within sixty (60) days of filing; (vi) Tenant shall fail to take possession of or shall desert, abandon or vacate the Premises; provided that Landlord shall give Tenant written notice and a period of 90 days to cure any such failure; (vii) the death of any guarantor; or (viii) the occurrence of an event described in clause (iv) or (v) of this Paragraph (without regard to any cure periods contained therein), and the failure thereafter of Tenant (A) to timely and fully make any payment of Rent or any other sum of money due hereunder or (B) to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder.

(b) Remedies. Upon the occurrence of any event of default specified in this Lease, Landlord shall have the option to pursue any (i) one or more of the following remedies without any notice or demand whatsoever and without releasing Tenant from any obligation under this Lease; or (ii) other remedy offered Landlord in law or in equity:

(i) Landlord may enter the Premises without terminating this Lease and perform any covenant or agreement or cure any condition creating or giving rise to an event of default under this Lease and Tenant shall pay to Landlord on demand, as additional rent, the amount expended by Landlord in performing such covenants or agreements or satisfying or observing such condition. Landlord, or its agents or employees, shall have the right to enter the Premises, and such entry and such performance shall not terminate this Lease or constitute an eviction of Tenant.

(ii) Landlord may terminate this Lease by written notice to Tenant (and not otherwise) or Landlord may terminate Tenant’s right of possession without terminating this Lease. In either of such events Tenant shall surrender possession of and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter the Premises, in whole or in part, with or without process of law and to expel or remove Tenant and any other person, firm or entity who may be occupying the Premises or any part thereof and remove any and all property therefrom, using such lawful force as may be necessary.

(iii) In the event Landlord elects to re-enter or take possession of the Premises after Tenant’s default, with or without terminating this Lease, Landlord may change locks or alter security devices and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages.

(iv) Notwithstanding anything herein to the contrary, if Landlord terminates this Lease or Tenant’s right to possession without terminating this Lease after an event of default, Landlord shall, if required by State law, use commercially reasonable efforts to relet the Premises and mitigate its damages as set forth in Paragraph 12(c) below.

(v) Notwithstanding any prior election by Landlord to not terminate this Lease, Landlord may at any time, including subsequent to any re-entry or taking of possession of the Premises as allowed hereinabove, elect to terminate this Lease. Tenant shall be liable for and shall immediately pay to Landlord the amount of all Basic Annual Rent and other sums of money due under this Lease as may have accrued as of the date of termination. Tenant shall also immediately pay to Landlord, as agreed and liquidated damages, an amount of money equal to the Basic Annual Rent and other amounts due for the remaining portion of the Lease Term (had such term not been terminated by Landlord prior to the expiration of the Lease Term), less the fair rental value of the Premises for the residue of the Lease Term, both discounted to their present value based on the Default Rate. For purposes hereof, the “Default Rate” shall be the lesser of (A) the Prime Rate, plus 5%; or (B) the maximum rate permitted an individual is permitted by applicable law to charge from the date due. The “Prime Rate” shall be the per annum interest rate publicly announced by a federally insured bank selected by Landlord in the State as such bank’s prime or base rate. In determining fair rental value, Landlord shall be entitled to take into account the time and expenses necessary to obtain a replacement tenant or tenants, including lost rental revenues and anticipated expenses hereinafter described relating to recovery, preparation and reletting of the Premises. If Landlord elects to relet the Premises, or any portion thereof, before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting shall be deemed prima facie evidence of the fair rental value of the portion of the Premises so relet.

Landlord and Tenant agree that because of the difficulty or impossibility of determining Landlord’s damages from the loss of anticipated Additional Rent and other lease charges from the Tenant, there shall be included as a component of Tenant’s annual total rent obligation (for the calculation of Landlord’s remedies), an amount equal to the average monthly Additional Rent paid by Tenant for the twelve (12) full calendar months immediately preceding the event of default (or such lesser period of the term if the event of default occurs prior to the twelfth (12th) full calendar month of the term) multiplied by the number of months remaining in the Lease Term.

(vi) In addition to any sum provided to be paid above, Tenant shall also be liable for and shall immediately pay to Landlord all broker’s fees incurred by Landlord in connection with any reletting of the whole or any part of the Premises, the costs of removing and storing Tenant’s or any other occupant’s property, the cost of repairing, altering, remodeling, renovating or otherwise putting the Premises into a condition acceptable to a new tenant or tenants, the cost of removal and replacement of Tenant’s signage and all reasonable expenses by Landlord in enforcing Landlord’s remedies, including reasonable attorneys’ fees, but only the portion of such expenses derived by multiplying same by a fraction, the numerator of which is the number of months remaining in the then-current Lease Term hereof and the denominator of which is the full period of time to which such expenses relate.

(vii) Landlord may apply Tenant’s Security Deposit to the extent necessary to make good any rent arrearage, to pay the cost of remedying Tenant’s default or to reimburse Landlord for expenditures made or damages suffered as a consequence of Tenant’s default, without prejudice to any other remedies Landlord may have under this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.

(c) Mitigation of Damages.

(i) In the event of a default under the Lease, Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease. In the event of an event of default by Tenant, Landlord agrees to exert commercially reasonable efforts to relet the Premises on reasonable terms and conditions as soon as reasonably practicable given market conditions, including without limitation commencing the following measures within thirty (30) days after taking possession of the Premises and thereafter diligently pursuing with dispatch to completion: (A) placing "For Lease” signs with Landlord’s broker’s contact information in easily visible locations on or about the Premises; (B) listing the Premises as part of Landlord's inventory of available space in all standard media locations (including on-line postings) with an appropriate description, photographs and basic lease terms; (C) actively soliciting prospective tenants and showing the Premises within a reasonable time to prospective tenants who request a site visit; and (D) undertaking such other commercially reasonable efforts to lease the Premises as are customary in the local market in which the Premises are located.

(ii) Landlord’s obligation to mitigate damages after a default by Tenant shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

  (A) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord terminates this Lease or Tenant’s right of possession of the Premises (whether or not terminating this Lease) as contemplated above.

(B) Landlord shall not be obligated to offer the Premises to a Substitute Tenant when other premises in the Project suitable for that prospective tenant’s use are (or soon will be) available.

(C) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than ninety (90%) of the current fair market rental then prevailing for similar space, nor shall

Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space.

(D) Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would:

a. Disrupt the tenant mix or balance of the Project;
b. Violate any restriction, covenant, or requirement contained in the lease of another tenant of the Project;
c. Adversely affect the reputation of the Project; or
d. Be incompatible with the operation of the Project.

(E) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant (a “Substitute Lease”) which does not have a tangible net worth which is at least equal to Tenant’s tangible net worth at the date of this Lease.

(F) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless Tenant pays to Landlord in advance of Landlord’s execution of a Substitute Lease with such Substitute Tenant the portion of any such sum derived by multiplying same by a fraction, the numerator of which is the number of months remaining in the then-current Lease Term hereof and the denominator of which is the full period of time to which such expenses relate (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease).

(iii) Upon compliance with the above criteria regarding the releasing of the Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant’s default.

(iv) Tenant’s right to seek damages from Landlord as a result of a default by Landlord under this Lease shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant’s property or business, or to any of Tenant’s officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

(d) Effect of Suit or Partial Collection. Institution of a forcible detainer action to re-enter the Premises shall not be construed to be an election by Landlord to terminate this Lease. Landlord may collect and receive any Rent due from Tenant and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive or alter the rights or remedies which Landlord may have at law or in equity or by virtue of this Lease at the time of such payment.

(e) Remedies Cumulative. All rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.

(f) Late Payment Charge and Interest Payable. Landlord may, without further notice to Tenant, impose a late payment charge equal to five percent (5%) of any amount due if any amount due under this Lease is not paid within five (5) days from the date required to be paid hereunder. In addition, any payment due under this Lease not paid within ten (10) days after the date herein specified to be paid shall bear interest from the date such payment is due to the date of actual payment at the Default Rate.

13.	ACCESS; CONSTRUCTION

Landlord reserves from the leasehold estate hereunder, in addition to all other rights reserved by Landlord under this Lease, the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises, Landlord also reserves the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Project in a commercially reasonable manner and in locations which do not unreasonably interfere with Tenant’s use of the Premises. In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord’s free access thereto, or materially interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations. Upon at least twenty-four (24) hours’ prior notice (except in the event of an emergency, when no notice shall be necessary), Landlord reserves and shall at any time and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or tenants, to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise. For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical and without additional expense to Landlord, any interruption of or interference with the business of Tenant. Except in the event of an emergency, all entries by Landlord upon the Premises under this Paragraph shall be coordinated with Tenant in advance where practicable. An agent of Tenant may, if available, accompany Landlord and its agents during any entry into the Premises. If Landlord’s entry into the Premises is for the purpose of conducting or facilitating repairs, alterations or additions to other tenants’ premises and does not constitute an emergency, then Landlord shall perform such repairs after normal business hours, unless Tenant otherwise agrees. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except for the gross negligence or willful misconduct of Landlord or its agents. For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant’s vaults and safes, access to which shall be provided by Tenant upon Landlord’s reasonable request). Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Project, without any interruption or abatement in the payment of Rent by Tenant. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof, except for the gross negligence or willful misconduct of Landlord or its agents. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

14.	BANKRUPTCY

(a) If at any time on or before the Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable law or by an order of any court, tribunal, administrative agency  or any other forum  having jurisdiction, shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(b) If, after the Commencement Date, or if at any time during the Lease Term, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, and the same is not dismissed after sixty (60) calendar days, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(c) In the event of the occurrence of any of those events specified in this Paragraph 14, if Landlord shall not choose to exercise, or by applicable law, shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by virtue of applicable law, (i) Landlord shall not be obligated to provide Tenant with any of the utilities or services specified in Paragraph 7, unless Landlord has received compensation in advance for such utilities or services, and the parties agree that Landlord’s reasonable estimate of the compensation required with respect to such services shall control, and (ii) neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively referred to as the “Assuming Tenant”) shall be entitled to assume this Lease unless on or before the date of such assumption, the Assuming Tenant (x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate Landlord for any pecuniary loss (including, without limitation, attorneys’ fees and disbursements) resulting from such default, and (z) provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or bonding of any nonmonetary default. For purposes of this Lease, (i) any “adequate assurance” of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond, and (ii) “adequate assurance” of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond.

15.	SUBSTITUTION OF PREMISES

INTENTIONALLY DELETED.

16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

(a) Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds to secure debt, deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Project, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor-in-interest to Landlord at the option of such successor-in-interest so long as Tenant’s quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this  Lease beyond the applicable notice and cure period(s) provided under this Lease (and stating that no such notices have been sent), and further provided that such agreement(s) do not materially conflict with the terms of this Lease, materially increase Tenant's obligations hereunder or materially decrease Tenant's rights hereunder. Furthermore, Tenant shall within fifteen (15) days of demand therefor execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within fifteen (15) days of demand therefor a subordination of lease or subordination of deed of trust or mortgage, in the form required by the holder of the Security Document requesting the document; provided, however, the new landlord or the holder of any Security

Document shall agree that Tenant’s quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this Lease beyond the applicable notice and cure period(s) provided under this Lease (and stating that no such notices have been sent), and further provided that such agreement(s) do not materially conflict with the terms of this Lease, materially increase Tenant's obligations hereunder or materially decrease Tenant's rights hereunder.

(b) If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor, master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided (i) such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, (ii) Tenant’s quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this Lease beyond the applicable notice and cure period(s) provided under this Lease (and stating that no such notices have been sent), (iii) such agreement(s) do not materially conflict with the terms of this Lease, materially increase Tenant's obligations hereunder or materially decrease Tenant's rights hereunder; and (iv) if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired Lease Term then remaining).

    (c) Intentionally Deleted.

(d) Tenant shall, upon not less than fifteen (15) days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii)the dates to which the Basic Annual Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit E is hereby approved by Tenant for use pursuant to this subparagraph (d); however, at Landlord’s option, Landlord shall have the right to use other forms for such purpose. Tenant’s failure to execute and deliver such statement within such time shall, at the option of Landlord, be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Project.

17.	SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY

(a) In the event of a sale or conveyance by Landlord of the Building or the Project, Landlord shall be released from any and all liability under this Lease; provided that the purchaser assumes all of Landlord’s obligations hereunder. If the Security Deposit has been deposited by Tenant to Landlord prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice of such purchaser’s receipt and acceptance thereof, Landlord shall be discharged from any further liability in reference thereto.

(b) Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion (not to exceed an additional ninety (90) days). All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Project and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.   Upon

Landlord’s default, and except as otherwise expressly stated in this Lease, Tenant reserves the right to exercise any and all rights and remedies that Tenant may have under this Lease or at law or in equity, which rights and remedies are distinct, separate and cumulative remedies, the exercise of any of which shall not be deemed to exclude Tenant's right to exercise any or all of the others.

(c) Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, trustees, members or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, trustees, members or shareholders of Landlord or against Landlord’s members or partners or against any other persons or entities having any interest in Landlord, or against any of their personal assets for satisfaction of any liability with respect to this Lease. Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Project, including without limitation (i) the unencumbered proceeds of sale received upon execution of a judgment in favor of Tenant and levy thereon against the right, title, and interest of Landlord in the Project, (ii) the unencumbered rents or other income from the Project receivable by Landlord, and (iii) the unencumbered consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title, and interest in the Project, and in no event shall any personal liability be asserted against Landlord and/or any Landlord Indemnitee in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its partners, directors, officers, trustees, members, shareholders or any other persons or entities having any interest in Landlord. Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages or loss of profits under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease. Except in the event of any holding over by Tenant pursuant to Paragraph 19(f) of this Lease (referred to herein as a “Consequential Damages Event”), Tenant shall not be liable for punitive, consequential or special damages under this Lease and, except in the event of any Consequential Damages Event, Landlord waives any rights it may have to punitive, consequential or special damages under this Lease in the event of a breach or default by Tenant under this Lease.

(d) As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice under the provisions of Paragraph 17(b) to each beneficiary under a Security Document encumbering the Project of whom Tenant has received written notice (such notice to specify the address of the beneficiary). In the event Landlord shall fail to cure any breach or default within the time period specified in subparagraph (b), then prior to the pursuit of any remedy therefor by Tenant, each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within such period, then each such beneficiary shall have such additional time (not to exceed sixty (60) days) as shall be necessary to cure such default, provided that within such thirty (30) day period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings).

18.	PARKING; COMMON AREAS

(a) Tenant shall have the right to the nonexclusive use (except with respect to reserved spaces, which shall be exclusive to Tenant) of the number of parking spaces located in the parking areas of the Project specified in Item 13 of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers and employees only. Landlord reserves the right, at any time upon written notice to Tenant, to designate the location of Tenant’s parking spaces in the Building as determined by Landlord in its reasonable discretion. The use of such spaces shall be subject to the reasonable rules and regulations adopted by Landlord from time to time for the use of the parking areas, which shall be enforced by Landlord in a reasonably non-discriminatory manner, taking prevailing circumstances into account. Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time; i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single or double stall parking spaces, and valet assisted parking. Except as otherwise expressly agreed to in this Lease, Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Project’s parking areas. Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form reasonably satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees. A default by Tenant, its officers or employees in the payment of such charges, the compliance with such rules and regulations, or the performance of such agreement(s) shall constitute a material default by Tenant hereunder. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Paragraph, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(b) Subject to subparagraph (c) below and the remaining provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, restrooms, elevators, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, agents, representatives, licensees and invitees (“Common Areas”). The use of such Common Areas shall be subject to the rules and regulations contained herein and the provisions of any covenants, conditions and restrictions affecting the Building or the Project, which shall be enforced by Landlord in a reasonably non-discriminatory manner, taking prevailing circumstances into account. Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations, and shall use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Project. If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Project (including the Premises) and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, that (i) there shall be no unreasonable permanent obstruction of access to or use of the Premises resulting therefrom, and (ii) Landlord shall use commercially reasonable efforts to minimize any interruption with Tenant’s use of the Premises. In the event that the Project is not completed on the date of execution of this Lease, Landlord shall have the sole judgment and discretion to determine the architecture, design, appearance, construction, workmanship, materials and equipment with respect to construction of the Project. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas. This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, ground leases, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Project or any part thereof.

(c) Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the term “Project” for purposes of allocating and calculating Operating Costs so as to include or exclude areas  as Landlord shall from time to time determine or specify  (and any  such  determination  or specification shall be without prejudice to Landlord’s right to revise thereafter such determination or specification). In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Costs) to be on a common or shared basis to both the Project (i.e., the area with respect to which Operating Costs are determined) and adjacent areas not included within the Project, so long as the basis on which the cost of such amenities, services or utilities allocated to the Project is determined on an arms-length basis or some other basis reasonably determined by Landlord. In the case where the definition of the Project is revised for purposes of the allocation or determination of Operating Costs, Tenant’s Proportionate Share shall be appropriately revised to equal the percentage share of all Rentable

Area contained within the Project (as then defined) represented by the Premises. The Rentable Area of the Project is subject to adjustment by Landlord from time to time to reflect any re-measurement thereof by Landlord’s architect, at Landlord’s request, and/or as a result of any additions or deletions to any of the buildings in the Project as designated by Landlord. Notwithstanding the foregoing, Landlord agrees that in no event shall Tenant’s Proportionate Share of Operating Costs increase due  to Landlord redefining the term “Project.” Landlord shall have the sole right to determine which portions of the Project and other areas, if any, shall be served by common management, operation, maintenance and repair. Landlord shall also have the right, in its sole discretion, to allocate and prorate any portion or portions of the Operating Costs on a building-by-building basis, on an aggregate basis of all buildings in the Project, or any other reasonable manner, and if allocated on a building-by-building basis, then Tenant’s Proportionate Share shall, as to the portion of the Operating Costs so allocated, be based on the ratio of the Rentable Area of the Premises to the Rentable Area of the Building. Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and other portions of the Building and Project.

19.	MISCELLANEOUS

(a) Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding. The term “prevailing party” means the party who obtains a final determination of wrongful conduct by the other party. Each party has reviewed, and had an opportunity to have legal counsel review, this Agreement, such that the rule of construction that any ambiguities are to be resolved against the drafting party will not be employed to interpret this Agreement.

(b) Waiver. No waiver by Landlord or Tenant of any provision of this Lease or of any breach by Landlord or Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by the other party. Consent to or approval of any act requiring consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of such consent to or approval of any subsequent act. No act or thing done by Landlord or Landlord’s agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent or other payments following a breach of this Lease shall not constitute a waiver of such breach or any other breach unless such waiver is expressly stated in a writing signed by the waiving party.

(c) Notices. Any notice, demand, request, consent, approval, disapproval or certificate (“Notice”) required or desired to be given under this Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery or by a nationally recognized overnight delivery service (such as Federal Express or UPS) providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Section 19(c) (or attempted if said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the address specified in Item 14 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant and if to Tenant, at the Premises. Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph; provided, however, no notice of either party’s change of address shall be effective until fifteen (15) days after the addressee’s actual receipt thereof. For the purpose of this Lease, Landlord’s counsel may provide Notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord.

(d) Access Control. Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Project, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING OR THE PROJECT, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE PROJECT, BY OR FROM

ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD, IF ANY.  Tenant shall provide such supplemental security services and shall install within the Premises such supplemental security equipment, systems and procedures as may reasonably be required for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with any security provided by Landlord. The determination of the extent to which such supplemental security equipment, systems and procedures are reasonably required shall be made in the sole judgment, and shall be the sole responsibility, of Tenant. Tenant acknowledges that it has neither received nor relied upon any representation or warranty madeby or on behalf of Landlord with respect to the safety or security of the Premises or the Project or any part thereof or the extent or effectiveness of any security measures or procedures now or hereafter provided by Landlord, and further acknowledges that Tenant has made its own independent determinations with respect to all such matters.

(e) Storage. Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (i) Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor, and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord’s judgment, be adequate to light said space as storage space.

(f) Holding Over. If Tenant retains possession of the Premises after the termination or expiration of the Lease Term, then Tenant shall, at Landlord’s election, become a tenant at sufferance (and not a tenant at will), such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Basic Annual Rent for the holdover period, an amount equal to 125% of the Basic Annual Rent in effect on the termination date for the first thirty (30) days following the termination date, and thereafter an amount equal to 150% of such Basic Annual Rent, computed on a monthly basis for each month or part thereof during such holding over. All other payments (including payment of Additional Rent) shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises.

(g) Condition of Premises. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED, EXCEPT FOR LATENT DEFECTS, HAZARDOUS MATERIALS AND WORK REQUIRED TO BE DONE BY LANDLORD, SUCH AS PUNCH-LIST ITEMS;

(ii) ACCEPTS THE PREMISES AND PROJECT AS BEING IN GOOD AND SATISFACTORY CONDITION, SUBJECT TO THE EXCEPTS IN THE PRIOR PARAGRAPH;

(iii) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LATENT DEFECTS, HAZARDOUS MATERIALS  AND LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES; AND

(iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

(h) Quiet Possession. Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, (ii) master lease, or (iii) Security Documents to which this Lease is subordinate or may be subordinated.

(i) Matters of Record. Except as otherwise provided herein, this Lease and Tenant’s rights hereunder are subject and subordinate to all matters affecting Landlord’s title to the Project recorded in the Real Property Records of the County in which the Project is located, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Project, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents, subject to reasonable review and confirmation of the protections contained above.

(j) Successors and Assigns.  Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attorn to each purchaser, successor or assignee of Landlord.

(k) Brokers. Landlord and Tenant each warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in Item 12 of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord and Tenant each hereby agrees to indemnify, defend and hold the other harmless for, from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons claiming through the indemnifying party, other than those listed in Item 12 of the Basic Lease Provisions and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs. Landlord agrees to pay any real estate commissions owing on this Lease to both such brokerage firms pursuant to separate agreements. (k) Brokers. Landlord and Tenant each

(l) Project or Building Name and Signage.

(i) Landlord shall have the right at any time to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord. Additionally, Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building and/or the Project, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom. In such event, Landlord shall, within fifteen (15) days of receipt of Tenant’s request, including proper backup, reimburse Tenant for all reasonable expenses incurred by Tenant as a result of any such change in the name, title or address of the Project and/or the Building up to a maximum amount of $2,500.00, including without limitation costs of reprinting stationery,  brochures, forms, cards  and other printed material bearing Tenant’s address at the Premises if such address changes (but only the quantity existing immediately prior to the change) and all other out-of-pocket costs incurred by Tenant in connection with such change, including reasonable design costs.

(ii) Provided that (x) Tenant is the Tenant originally named herein, (y) Tenant is leasing and actually occupies at least 16,000 square feet of Rentable Area in the Building, and (z) no event of default has occurred and is continuing, Tenant, at Tenant’s sole cost and expense, shall have the right to install and maintain one (1) building standard listing reflecting Tenant’s name on both sides of the Building’s existing monument sign, in a location designated by Landlord (“Tenant’s Sign Listing”). Tenant shall be responsible for all costs associated with Tenant’s Sign Listing. Notwithstanding the foregoing, Tenant’s Sign Listing (and Tenant’s right to install and maintain the same) shall be subject to and in compliance with all Laws, applicable conditions, zoning codes and regulations, and covenants and restrictions affecting the Building. Tenant shall be solely responsible for the cost and expense of obtaining and maintaining any necessary permits for Tenant’s Sign Listing and any sign licenses related thereto, and for the cost and expense of maintenance and utilities for Tenant’s Sign Listing (including all metered electrical usage, if any). Additionally, Tenant shall, in a first class manner, maintain and repair any damage to Tenant’s Sign Listing. Notwithstanding anything in this paragraph to the contrary, the style, type, color, size, and design of Tenant’s Sign Listing shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. Upon the expiration or earlier termination of the Lease, Tenant shall pay all costs associated with the removal of Tenant’s Sign Listing. All rights and remedies of Landlord under the Lease (including, without limitation, Landlord’s self-help remedies) shall apply in the event Tenant fails to perform Tenant’s obligations hereunder with respect to Tenant’s Sign Listing, and, in the event Landlord performs any of Tenant’s obligations hereunder, Tenant shall pay to Landlord, upon demand as additional rental hereunder, the cost incurred by Landlord in connection therewith, plus an additional charge of five percent (5%) of such cost to cover overhead. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorney’s fees) imposed upon or incurred by or asserted against Landlord and which arise out of any work performed by or on behalf of Tenant in connection with Tenant’s Sign Listing.  The terms and provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

(iii) Provided that (x) Tenant is the Tenant originally named herein, (y) Tenant is leasing and actually occupies at least 16,000 square feet of Rentable Area in the Building, and (z) no event of default has occurred and is continuing, Tenant, at Tenant’s sole cost and expense, shall have the right to install one (1) building sign on the exterior of the Building, of a size and in a location reasonably acceptable to Landlord (“Tenant’s Building Sign”). Notwithstanding the foregoing sentence, Tenant’s Building Sign shall be subject to and in compliance with all Laws, applicable conditions, covenants and restrictions affecting the Building. Tenant shall be solely responsible for the cost and expense of obtaining and maintaining any necessary permits for Tenant’s Building Sign and any sign licenses related thereto, and for the cost and expense of maintenance and utilities for Tenant’s Building Sign (including all metered electrical usage, if any). Additionally, Tenant shall maintain Tenant’s Building Sign in a first class manner. Tenant’s Building Sign shall be installed and maintained in accordance with all applicable Laws, codes, ordinances, covenants, conditions and restrictions relating to the Building, as well as all applicable covenants, restrictions or deed restrictions affecting the Project. The style, type, color, size, and design of Tenant’s Sign and the means and method of attachment of Tenant’s Building Sign to the Building shall be subject to Landlord’s prior  written approval, which approval shall not be unreasonably withheld or delayed. All rights and remedies of Landlord under the Lease (including, without limitation, Landlord’s self-help remedies) shall apply in the event Tenant fails to install and/or maintain Tenant’s Building Sign as herein required. Upon the expiration or earlier termination of this Lease, Tenant shall pay all costs associated with the removal of Tenant’s Building Sign and the restoration of the exterior of the Building where Tenant’s Building Sign is located to as near its original condition as may then be reasonably required by Landlord. The installation and maintenance of the Tenant’s Building Sign shall be in compliance with all applicable rules and restrictions or restrictive covenants and/or deed restrictions affecting the Project. The terms and provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

(m)  Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant. Neither Landlord nor Tenant shall be bound unless and until this Lease is executed by an authorized officer of both parties and the delivery of such fully-executed Lease to

Tenant. The individuals executing this Lease on behalf of Landlord and Tenant are fully authorized and legally capable of executing this Lease on behalf of such parties and such execution on behalf of Landlord is binding upon all parties holding an ownership in the Building. Landlord and Tenant each hereby waive and are estopped from asserting any rights with respect to the Premises or against the other party which may arise from any alleged oral agreement; oral lease; any acts or expenditures (including without limitation the return of this Lease to one party executed by the other and the payment of any sums on account hereof) or series of same taken or made by Landlord or Tenant in reliance on the anticipated execution hereof by the other; or any letter from Landlord or Tenant or their respective attorneys sent prior to the execution and delivery hereof by both Landlord and Tenant; it being expressly understood and agreed that neither Landlord nor Tenant shall under any circumstances have any such rights until the full execution and delivery hereof by both Landlord and Tenant.

(n) Time. Time is of the essence of this Lease and each and all of its provisions.marginal

(o) Defined Terms and Marginal Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and for purposes of Articles 5, 7, 13 and 18, the term Landlord shall include Landlord, its employees, contractors and agents. If more than one person is named as Tenant the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(p) Conflict of Laws; Prior Agreements; Separability. This Lease shall be governed by and construed pursuant to the laws of the State of Texas and venue for any action hereunder shall lie in Travis County, Texas. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

(q) Authority. If Tenant is a corporation or limited liability company, each individual executing this Lease on  behalf of  Tenant hereby covenants  and warrants  that Tenant is a duly authorized and existing corporation or limited liability company, that Tenant has and is qualified to do business in the State, that the corporation or limited liability company has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance  with the terms of such entity’s partnership or trust agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel. This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

(r) Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all  other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

(s) Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.

(t) Rules and Regulations. Tenant agrees to comply with all rules and regulations of the Building and the Project imposed by Landlord as set forth on Exhibit D attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant. Landlord shall enforce the rules and regulations for the Project in a reasonably non-discriminatory manner, taking prevailing circumstances into account. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations.

(u) Joint Product. This Lease is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

(v) Financial Statements. Upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant’s then current financial condition.

(w) Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Article 6 and Article 8 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

(x) Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

(y) WAIVER OF JURY TRIAL. INTENTIONALLY DELETED.

(z) APPRAISED VALUE. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROJECT OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

(aa) DECEPTIVE TRADE PRACTICES. INTENTIONALLY DELETED.

(bb) Building Access Cards. Prior to the Commencement Date, Tenant shall submit to Landlord a list of employees or Approved Users needing Building Access Cards. Based upon such list, Landlord will provide Tenant a maximum of one (1) Building Access Card per employee or Approved User. After the Commencement Date, any replacement or additional cards will be furnished at a cost to Tenant of Twenty-Five Dollars ($25.00) per card, but any cards may be re-assigned to another employee or Approved User without cost.

(cc) Anti-Terrorism Representations. Landlord and Tenant each represents to the other that it is not, and shall not during the Lease Term become, a person or entity with whom the other party is restricted from doing business under the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act” and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation, persons and entities named on the Office of Foreign Asset Control Specially Designated nationals and Blocked Persons List (collectively, “Prohibited Persons”). To the best of its knowledge, Landlord and Tenant each represents that it is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises. Neither Landlord nor Tenant will in the future during the Lease Term engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises. Breach of these representations constitutes a material breach of this Lease and shall entitle the other party to any and all remedies thereunder, or at law or in equity.

(dd) Office and Communications Services. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (the “Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease; the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of Basic Annual Rent or Additional Rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

(ee) Motion Lease. Tenant currently occupies premises on the second floor of the Building (the “Motion Premises”) which is currently leased to (but not occupied by), MOTION COMPUTING, INC., a Delaware corporation (“Motion”), pursuant  to that  certain Lease Agreement  dated as of March 16, 2004, originally entered into by and between Landlord’s predecessor-in-interest, Walton Stacy Investors III, L.P., a Delaware limited partnership, as Landlord, and Motion, as Tenant, as amended by that certain (i) First Amendment, dated as of May 27, 2005, by and between Landlord’s predecessor-in-interest, TX-Park 22 Limited Partnership, a Delaware limited partnership, as landlord, and Motion, (ii) Second Amendment, dated as of April 12, 2010, by and between Landlord’s predecessor-in-interest, TPG-Park 22 LLC, a Delaware limited liability company, as landlord, and Motion, (iii) Third Amendment dated effective as of April 26, 2012, by and between TPG-Park 22 LLC, as landlord, and Motion, and (iv) Fourth Amendment to Lease Agreement, dated as of December 8, 2014, by and between Landlord and Motion (which Lease, as subsequently amended, being hereinafter collectively referred to as the “Existing Lease”).Notwithstanding the foregoing, Landlord is currently in the process of negotiating a Lease Surrender and Termination Agreement (the “Termination Agreement”) to the Existing Lease by and between Landlord and Motion for the termination of the Existing Lease effective on the Commencement Date of this Lease. Landlord and Tenant acknowledge and agree that this Lease is expressly conditioned upon the execution by all parties of the Termination Agreement. Landlord agree that, from August 1, 2015 through the Commencement Date of this Lease (the “Interim Term”), Tenant shall be allowed to continue using and occupying the Motion Premises subject to and in accordance with the terms and conditions of this Lease, except that Tenant shall pay Landlord, on or before the first day of each month during the Interim Term, Basic Annual Rent equal to $20,285.00 per month (prorated for any partial month). Within fifteen (15) days after the Commencement Date hereof, Landlord shall pay Tenant, as a credit against Basic Annual Rent owing under this Lease or by separate check, the amount by which the aggregate Basic Annual Rent payable during the Interim Term as provided above exceeds the amount that would have been payable under this Lease during the Interim Term based on Basic Annual Rent set forth in this Lease for the first twelve (12) months of the Lease Term hereof. Tenant shall be obligated to pay all Operating Costs for the Motion Premises during the Interim Term. In addition, Landlord and Tenant each waive and relinquish any claims it may have with respect to Tenant’s use or occupancy of the Motion Premises or any other space in the Building prior to August 1, 2015.

(ff) Option to Extend.

(i) Renewal Period.  Tenant may, at its option, extend the Lease Term for one renewal period of five years (the “Renewal Period”) by written notice to Landlord (the “Renewal Notice”) given no later than six (6) months prior to the expiration of the Initial Term, provided that, at the time of such notice and at the commencement of such Renewal Period, no uncured event of default exists under the Lease. The Basic Annual Rent payable during the Renewal Period shall be the Market Rental Rate. Except as provided in this Paragraph, all terms and conditions of the Lease shall continue to apply during the Renewal Period.

(ii) Acceptance. Within thirty (30) days of the Renewal Notice, Landlord shall notify Tenant of the Basic Annual Rent for such Renewal Period (the “Rental Notice”). Tenant may accept the terms set forth in the Rental Notice by written notice (the “Acceptance Notice”) to Landlord given within fifteen (15) days after receipt of the Rental Notice. If Tenant fails timely to deliver its Acceptance Notice, then this Option to Extend shall automatically expire and be of no further force or effect. Promptly upon receipt, Tenant shall execute a lease amendment confirming the Basic Annual Rent and other terms applicable during the Renewal Period.

(iii) Market Rental Rate. The “Market Rental Rate” is the rate a willing tenant would pay and a willing landlord would accept for a comparable transaction (e.g., renewal, expansion, relocation, etc., as applicable, in comparable space and in a comparable building) as of the commencement date of the applicable term, neither being under any compulsion to lease and both having reasonable knowledge of the relevant facts, considering the highest and most profitable use if offered for lease in the open market with a reasonable period of time in which to consummate a transaction. In calculating the Market Rental Rate, all relevant factors will be taken into account, including the location and quality of the Building, lease term, amenities of the Project, condition of the space and any concessions and allowances commonly being offered by Landlord for comparable transactions in the Project. The parties agree that the best evidence of the Market Rental Rate will be the rate then charged for comparable transactions in other comparable first- class office buildings in the Austin, Texas – metropolitan area, taking into account age, size, location and other relevant operating factors. Although the determination of Market Rental Rate shall be made at a point in time prior to the commencement of the Renewal Period, such determination is to be made based on Landlord’s and Tenant’s opinion of what the Market Rental Rate should be at the time the rate being determined will go into effect.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE PAGE TO OFFICE LEASE
BY AND BETWEEN KBS SOR AUSTIN SUBURBAN PORTFOLIO, LLC, AS LANDLORD, AND XPLORE TECHNOLOGIES CORPORATION OF AMERICA, AS TENANT

IN WITNESS WHEREOF, intended to be legally bound hereby, the parties hereto, by their duly authorized representatives, have executed and sealed this Lease with the intention that this Lease constitutes an instrument under seal, and that the parties have executed this Lease to be effective as of the Date of this Lease.

“LANDLORD”	“TENANT”

KBS SOR AUSTIN SUBURBAN PORTFOLIO,	XPLORE TECHNOLOGIES CORPORATION OF
LLC, a Delaware limited liability company	AMERICA, a Delaware corporation

By: KBS Capital Advisors, LLC,
a Delaware limited liability company,
as agent

By:	By:
David Moore,	Name:
Senior Vice President	Title:

EXHIBIT A-1
FLOOR PLAN OF THE PREMISES

ELEC
TEL
FEC
J
M
W
MECH
LOBBY
UP
FEC
ZMAIL
UP
FEC
FEC
16,228 RSF

Scale:

August 14, 2015

PK2 01 full floor tenant 081315.dwg

Single Floor Tenant

Building II - Level I

x USF
x RSF

A-1 -1

EXHIBIT A-2
LEGAL DESCRIPTION OF THE PROJECT

PARK CENTRE, AUSTIN, TEXAS

Being 32.412 acres of land out of Lot 1, Block A, PARK 22 - PHASE B, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in/under Volume 86, Page 64C of the Plat Records of Travis County, Texas. Said 32.412 acres being more particularly described as follows:

BEGINNING at a 1/2 inch rebar found in the South right-of-way line of R.M. 2222 (240 feet right-of-way width) as described in Volume 11634, Page 2376 of the Real Property Records of Travis County, Texas, at highway station 144+22.16, 120.00 feet right, being the Northwest corner of the said 32.415 acre tract, being also the Northeast corner of a 467.5 acre tract of land described in Volume 11848, Page 1718 of the Real Property Records of Travis County, Texas, from which a TxDOT type II disk found in the South right-of-way line of R.M. 2222 at highway station 143+66.41, 120.00 feet right, bears with a curve to the right with a delta angle of 02 degrees 13 minutes 47 seconds, an arc length of 60.41 feet, having a radius of 1552.39 feet and a chord which bears North 52 degrees 58 minutes 16 seconds West, a distance of 60.41 feet;

THENCE with the South right-of-way line of R.M. 2222 and the North line of the said 32.415 acre tract, the following three (3) courses and distances:

With a curve to the left with a delta angle of 36 degrees 54 minutes 11 seconds, an arc length of 999.86 feet, having a radius of 1552.39 feet and a chord which bears South 72 degrees 32 minutes 15 seconds East, a distance of 982.67 feet to a TxDOT type II disk found at highway station 153+44.68, 120.00 feet right;

North 88 degrees 58 minutes 41 seconds East, a distance of 306.28 feet to a TxDOT type II disk found at highway station 156+51.22, 120.00 feet right;

With a curve to the right with a delta angle of 18 degrees 52 minutes 48 seconds, an arc length of 715.65 feet, having a radius of 2171.83 feet and a chord which bears South 81 degrees 33 minutes 26 seconds East, a distance of
712.42 feet to a calculated point for the Northeast corner of the said 32.415 acre tract, being the Northwest corner of a 19.744 acre tract of land described in Volume 13107, Page 467 of the Real Property Records of Travis County, from which a 1/2 inch rebar found, bears South 69 degrees 02 minutes 17 seconds East, a distance of 1.47 feet and a TxDOT type II disk found in the South right-of-way line of R.M. 2222 at highway station 166+54.98, 120.00 feet right, bears with a curve to the right with a delta angle of 06 degrees 13 minutes 07 seconds, an arc length of 235.72 feet, having a radius of 2171.83 feet and a chord which bears South 69 degrees 00 minutes 28 seconds East, a distance of 235.61 feet;

THENCE South 07 degrees 18 minutes 06 seconds West with the East line of the said 32.415 acre tract and the West line of the said 19.744 acre tract, passing a 1/2 inch rebar with cap stamped "CA" found at a distance of
0.32 feet and continuing for a total distance of 682.56 feet to a 1/2 inch rebar found for the Southeast corner of the said 32.415 acre tract, being the Northeast corner of Lot 7, Park 22 Phase A, a subdivision recorded in Volume 84, Page 180C of the Plat Records of Travis County, Texas;

THENCE North 86 degrees 49 minutes 39 seconds West with the South line of the said 32.415 acre tract and the North line of said Lot 7, passing a 1/2 inch rebar found for the Northwest corner of said Lot 7, being the Northeast corner of Lot 6, of said Park 22 Phase A, at a distance of 232.91 feet and continuing with the South line of the said 32.415 acre tract and the North line of said Lot 6, a distance of 196.15 feet, for a total distance of
429.07 feet to a 1/2 inch rebar found for the Northwest corner of said Lot 6, being the Northeast corner of Lot 5, of said Park 22 Phase A;

THENCE North 78 degrees 26 minutes 04 seconds West with the South line of the said 32.415 acre tract and the North line of said Lot 5, a distance of 358.02 feet to a 1/2 inch rebar found for the Northwest corner of said Lot 5, being the Northeast corner of Lot 4, of said Park 22 Phase A;
A-2 -1

THENCE North 69 degrees 50 minutes 28 seconds West with the South line of the said 32.415 acre tract and the North line of said Lot 4, passing a 1/2 inch rebar found for the Northwest corner of said Lot 4, being the Northeast corner of Lot 3, of said Park 22 Phase A, at a distance of 167.97 feet and 0.42 feet right and continuing with the South line of the said 32.415 acre tract and the North line of said Lot 3, a distance of 331.89 feet, for a total distance of 499.86 feet to a 1/2 inch rebar found;

THENCE South 52 degrees 03 minutes 34 seconds West with the South line of the said 32.415 acre tract and the North line of said Lot 3, passing a 1/2 inch rebar found for the Northwest corner of said Lot 3, being the Northwest corner of Lot 2, of said Park 22 Phase A, at a distance of 22.49 feet and continuing with the South line of the said 32.415 acre tract and the North line of said Lot 2, a distance of 437.45 feet, for a total distance of 459.94 feet to a 1/2 inch rebar found;

THENCE North 86 degrees 25 minutes 27 seconds West with the South line of the said 32.415 acre tract and the North line of said Lot 2, a distance of 276.83 feet to a 1/2 inch rebar found for the Southwest corner of the said
32.415 acre tract, being the Northwest corner of said Lot 2, being also in the East line of the said 467.5 acre tract;

THENCE with the West line of the said 32.415 acre tract and the East line of the said 467.5 acre tract the following four (4) courses and distances:

North 01 degrees 14 minutes 30 seconds East, a distance of 382.49 feet to a 1/2 inch rebar found; North 00 degrees 24 minutes 41 seconds East, a distance of 347.80 feet to a 1/2 inch rebar found; North 01 degrees 50 minutes 34 seconds East, a distance of 140.55 feet to a 1/2 inch rebar found; North 03 degrees 02 minutes 5 seconds East, a distance of 198.39 feet to the POINT OF BEGINNING, containing 32.412 acres of land, more or less.
A-2 -2

EXHIBIT A-3
RENTABLE AREA

The term “Rentable Area” as used in the Lease shall be calculated in accordance with BOMA standards.
A-3 -1

EXHIBIT B
WORK LETTER

THIS WORK LETTER is attached as Exhibit B to the Office Lease between KBS SOR AUSTIN SUBURBAN PORTFOLIO, LLC, a Delaware limited liability company, as Landlord, and XPLORE TECHNOLOGIES CORPORATION OF AMERICA, a Delaware corporation, as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

(a) Tenant Improvements. Landlord, at Tenant’s sole cost and expense, (except as expressly set forth below), agrees to furnish or perform those items of construction and those improvements (the “Tenant Improvements”) specified in the Final Plans to be agreed to by Landlord and Tenant as set forth in Paragraph (b) below; provided, however, Landlord shall pay for the cost of such Tenant Improvements up to the extent of the Landlord’s Construction Allowance, as set forth in Paragraph (e) below.

(b) Space Planner. Landlord has retained a space planner (the “Space Planner”) to prepare certain plans, drawings and specifications (the “Temporary Plans”) for the construction of the Tenant Improvements to be installed in the Premises by a general contractor selected by Landlord pursuant to this Work Letter, subject to Tenant’s reasonable approval, including without limitation reviewing the Architect’s work proposal in order to confirm that the estimated costs and fees are consistent with the market. Tenant shall deliver to Space Planner within ten (10) days after the execution of this Lease all necessary information required by the Space Planner to complete the Temporary Plans. Tenant shall have five (5) business days after its receipt of the proposed Temporary Plans to review the same and notify Landlord in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Temporary Plans. If Tenant fails to give written comments to or approve the Temporary Plans within such five (5) business day period, then Tenant shall be deemed to have approved the Temporary Plans as submitted. Landlord shall have five (5) business days following its receipt of Tenant’s comments and objections to redraw the proposed Temporary Plans in compliance with Tenant’s request and to resubmit the same for Tenant’s final review and approval or comment within five (5) business days of Tenant’s receipt of such revised plans. Such process shall be repeated five (5) times, as necessary, and if after such fifth time, final approval by Tenant of the proposed Temporary Plans has not been obtained, then Tenant shall pay all costs thereafter incurred by Landlord in connection with repeating such process for the sixth and any subsequent times, provided Landlord shall not unreasonably withhold its approval if such plans are consistent with typical office improvements in comparable buildings in the Northwest Austin Area, including the other buildings in Park Centre, taking into account the previous use and configuration of the Premises, including the loading docks. Once Tenant has approved or has been deemed to have approved the Temporary Plans, then the approved (or deemed approved) Temporary Plans shall be thereafter known as the “Final Plans”. The Final Plans shall include the complete and final layout, plans and specifications for the Premises showing all doors, light fixtures, electrical outlets, telephone outlets, wall coverings, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting, any other improvements to the Premises beyond the shell and core improvements provided by Landlord and any demolition of existing improvements in the Premises. The improvements shown in the Final Plans shall (i) utilize Landlord’s building standard materials and methods of construction, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Premises, and (iii) comply with all applicable laws, rules, regulations, codes and ordinances.

(c) Bids. As soon as practicable following the approval of the Final Plans, Landlord shall (i) obtain a written non-binding itemized estimate of the costs of all Tenant Improvements shown in the Final Plans as prepared by a general contractor selected by Landlord and approved by Tenant, which itemized bids shall be provided to Tenant for review, and (ii) if required by applicable law, codes or ordinances, submit the Final Plans to the appropriate governmental agency for the issuance of a building permit or other required governmental approvals prerequisite to commencement of construction of such Tenant Improvements (“Permits”). Tenant acknowledges that any cost estimates are prepared by the general contractor and Landlord shall not be liable to Tenant for any inaccuracy in any such estimate. Within five (5) business days after receipt of the written non-binding cost estimate prepared by the general contractor, Tenant shall either (A) give its written approval thereof and authorization to proceed with construction or (B) immediately request the Space Planner to modify or revise the Plans in any manner desired by Tenant to decrease the cost of the Tenant Improvements. If Tenant is silent during such five (5) business day period, then Tenant shall be deemed to have approved such non-binding cost estimate as set forth in Clause (A)
B-1 -1

above. If the Final Plans are revised pursuant to Clause (B) above, then Landlord shall request that the general contractor provide a revised cost estimate to Tenant based upon the revisions to the Final Plans. Such modifications and revisions shall be subject to Landlord’s reasonable approval and shall be in accordance with the standards set forth in Paragraph (b) of this Work Letter. Within ten (10) business days after receipt of the general contractor’s original written cost estimate and the description, if any, of any Tenant Delay, Tenant shall give its final approval of the Final Plans to Landlord which shall constitute authorization to commence the construction of the Tenant Improvements in accordance with the Final Plans, as modified or revised. Tenant shall signify its final approval by signing a copy of each sheet or page of the Final Plans and delivering such signed copy to Landlord.

(d) Construction. Landlord shall commence construction of the Tenant Improvements within ten (10) days following the later of (i) the approval of the Final Plans, or (ii) Landlord’s receipt of any necessary Permits. Landlord shall diligently pursue completion of construction of the Tenant Improvements and use its commercially reasonable efforts to complete construction of the Tenant Improvements as soon as reasonably practicable. Notwithstanding anything in this Lease or in this Work Letter to the contrary, Landlord’s Construction Allowance, as specified in Item 18 of the Basic Lease Provisions, shall be used only for the construction of the Tenant Improvements, and if construction of the Tenant Improvements is not completed on or before August 1, 2017 (“Estimated Construction Completion Date”), then Landlord’s obligation to provide the Landlord’s Construction Allowance, as specified in Item 18 of the Basic Lease Provisions, shall terminate and become null and void, and Tenant shall be deemed to have waived its rights in and to said Landlord’s Construction Allowance.

(e) Landlord’s Construction Allowance. Subject to the terms and provisions of this Work Letter, Landlord shall pay the cost of the Tenant Improvements (“Work”) up to the amount of the Landlord’s Construction Allowance. If the amount of the lowest qualified bid to perform the Work exceeds the Landlord’s Construction Allowance, Tenant shall bear the cost of such excess and shall pay the estimated cost of such excess to Landlord prior to commencement of construction of such Tenant Improvements and a final adjusting payment based upon the actual costs of the Tenant Improvements shall be made when the Tenant Improvements are completed. If the cost of the Work is less than such amount, then Tenant shall not receive any credit whatsoever for the difference between the actual cost of the Work and Landlord’s Construction Allowance. All remaining amounts due to Landlord shall be paid upon the earlier of Substantial Completion of the Tenant Improvements or presentation of a written statement of the sums due, which statement may be an estimate of the cost of any component of the Work. The cost of the permits, working drawings, hard construction costs, mechanical and electrical planning, fees, permits, general contract overhead, and a coordination fee payable to Landlord equal to three percent (3%) of the actual costs of construction and such costs or permits, fees, planning and contractor overhead shall be payable out of the Landlord’s Construction Allowance and shall be included in the cost of the Work; provided, however, in the event that Tenant requests revisions to the Plans more than once, the cost of any drawings and fees in connection with revisions to the Plans after the first requested revision shall be borne and paid solely by Tenant. The cost of the Work shall not include any other fees payable to Landlord.

(f) Change Order. If Tenant shall desire any changes to the Final Plans, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order. If Landlord approves Tenant’s requested change, addition, or alteration, the Space Planner, at Tenant’s sole cost and expense, shall complete all working drawings necessary to show the change, addition or alteration being requested by Tenant.

(g) Substantial Completion. “Substantial Completion” of construction of the Tenant Improvements or the date the Tenant Improvements are “Substantially Completed” shall be defined as the date upon which the Space Planner or other consultant engaged by Landlord determines that the Tenant Improvements have been substantially completed in accordance with the Final Plans, except for Punch List items (defined below), unless the completion of such improvements was delayed due to any Tenant Delay (defined below), in which case the date of Substantial Completion shall be the date such improvements would have been completed, but for Tenant Delays. The term “Punch List” items shall mean such items that constitute minor defects or adjustments which can be completed after occupancy without causing any material interference with Tenant’s use of the Premises. After the completion of the Tenant Improvements, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of
B-1 -2

improvements performed on the Premises. The term “Tenant Delay” shall include, without limitation, any delay in the completion of construction of Tenant Improvements resulting from (i) Tenant’s failure to comply with the provisions of this Work Letter, (ii) any additional time as reasonably determined by Landlord required for ordering, receiving, fabricating and/or installing items or materials or other components of the construction of Tenant Improvements, including, without limitation, mill work, (iii) delay in work caused by submission by Tenant of a request for any change order (defined below) following Tenant’s approval of the Final Plans, or for the implementation of any change order, or (iv) any delay by Tenant in timely submitting comments or approvals to the Temporary Plans or Final Plans. The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of Rent by Tenant.

(h) Construction of Tenant Improvements. In connection with the construction of certain components of the Tenant Improvements, Tenant understands and agrees that the construction thereof may occur while Tenant is in occupancy of the Premises, and Tenant hereby agrees to cooperate with Landlord and make reasonable accommodations (including movement of Tenant’s furniture, fixtures and equipment, if necessary), for Landlord to complete such Tenant Improvements in a timely and efficient manner (the cost of which shall be included in the cost of the Work); provided, however, and notwithstanding the foregoing to the contrary, Tenant, at Tenant’s sole cost and expense, shall be responsible for packing and moving all of Tenant’s, and/or Tenant’s employees, personal property and belongings (including, but not limited to, artwork and valuables) necessitated by the construction of the Tenant Improvements.

(i) Lobby Restoration. Landlord shall, concurrently with Substantially Completing the Tenant Improvements, but at Landlord’s sole const and expense, remove the existing security guard desk, and repair the wall where cabling terminates. Additionally, if requested by Tenant, Landlord shall remove the wall mounted television and repair any damage caused by such removal. Landlord and Tenant shall cooperate with one another with respect to selections, access and scheduling such work.
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EXHIBIT C
STANDARDS FOR UTILITIES AND SERVICES

The following are the Project Standards for Utilities and Services. Landlord reserves the right to adopt such reasonable, nondiscriminatory modifications and additions hereto as it deems appropriate.

1. As long as Tenant is not in default under any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall, subject to the limitations and provisions hereinafter set forth in this Exhibit C:

(a) Provide automatic elevator facilities on Monday through Friday from 7:00 A.M. to 7:00 P.M. and Saturday from 8:00 A.M. to 1:00 P.M., excepting state and federal holidays (hereinafter referred to as “Business Hours”), and provide one (1) automatic elevator at all other times.

(b) Provide to the Premises, during Business Hours (and at other times for an additional charge to be fixed by Landlord), heating, ventilation, and air conditioning (HVAC), when and to the extent, in the judgment of Landlord, any of such services may be required for the comfortable occupancy of the Premises for general office purposes. Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting and receptacle load for Tenant’s equipment and fixtures exceed those listed in paragraph (c) hereof, if the Premises are used for other than general office purposes or if the Building standard blinds or curtains in the Premises are not closed so as to screen the sun’s rays.

(c) Furnish to the Premises, 24 hours per day, 7 days per week, electric current for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, and the like, which use 110 volt electric power, not to exceed the reasonable capacity of Building standard office lighting and receptacles, and not in excess of limits imposed or recommended by governmental authority.

(d) Provide janitorial services to the Premises Monday through Friday (except state and federal holidays), provided the same are used exclusively for the uses permitted under the foregoing Lease, and are kept reasonably in order by Tenant. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish which generally would be produced by the use of the Premises for general office purposes.

2. No data processing equipment, other special electrical equipment (excluding personal computers utilizing 110 volt electric power), air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building HVAC, electrical or plumbing systems be made without the prior written consent of Landlord, which consent shall be subject to Landlord’s sole and absolute discretion. In the case of any such change, Landlord reserves the right to designate and/or approve the contractor to be used. Any permitted installations shall be made under Landlord’s supervision.

3. Landlord shall not provide reception outlets or television or radio antennas for television or radio broadcast reception, and Tenant shall not install any such equipment without prior written approval from Landlord.

4. Tenant will not, without the prior written consent of Landlord, use any apparatus, machine or device in the Premises, including, without limitation, duplicating machines, electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space, nor connect with electric current, except through existing electrical outlets in the Premises, any apparatus or device for the purpose of using electric current in excess of that usually furnished or supplied for use of the Premises as general office space.

5. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building HVAC, electrical, plumbing and other systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be enacted or promulgated in connection with Building
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services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building.
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EXHIBIT D
BUILDING RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways and corridors of halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals only for the purpose of conducting its business in the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without the written consent of Landlord.

3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Premises, the Building or the Project without the prior written consent of the Landlord. If the Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to the Landlord. The directory tablet will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills. Tenant shall see that the windows, transoms and doors of the Premises are closed and securely locked before leaving the Building and must observe strict care not to leave windows open when it rains. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on the windows of the Premises. Tenant shall not change the setting of any thermostats or temperature control valves, unless reasonably necessary to maintain comfortable temperatures in the Premises.

5. The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were considered, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6. No tenant shall mark, paint, drill into, or in any way deface any part of the Premises, the Building or the Project, except for hanging pictures, artwork and other office decorations. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.
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7. No bicycles, vehicles, birds or animals of any kind (other than wheelchairs, seeing eye dogs and the like) shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items (including those suitable for microwave heating) for tenants and their employees shall be permitted, provided that the power required therefor shall not exceed that amount which can be provided by a 30 amp circuit. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises. Smoking or carrying lighted cigars, cigarettes or pipes in the Building is prohibited.

8. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco (except by a cigarette vending machine for use by Tenant’s employees) in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau, without the express written consent of Landlord. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

9. No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or skylights or down the passageways.

10. No tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes. Landlord acknowledges that Tenant shall, at its expense, install its own private security system controlling access to the Premises and Tenant’s proprietary records and work product.

12. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall determine from time to time, without the express written consent of Landlord, which consent shall not be unreasonably denied, conditioned or delayed. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the Project Management Office and under its supervision, and the persons employed by any tenant for such work must be reasonably acceptable to the Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13. No tenant shall purchase spring water, ice, towel, janitorial maintenance or other similar services from any person or persons not reasonably approved by Landlord.

14. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or the Project or its desirability as an office location, and upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.

15. Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 7:00 A.M. and at all hours on Saturday, Sunday and legal holidays all persons who do not present a pass or card key to the Building approved by the Landlord. Each tenant shall be responsible for all persons who enter the Building
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with or at the invitation of such tenant and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right, without abatement of Rent, to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants, the protection of the Building, and the property in the Building.

16. Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the Project Management Office (but not as an agent or servant of said Office or of the Landlord), and such tenant shall be responsible for all acts of such persons.

17. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

18. The requirements of Tenant will be attended to only upon application to the Project Management Office.

19. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall report and otherwise cooperate to prevent the same.

20. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

21. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

22. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks, except those equipped with rubber tires and rubber side guards.

23. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

24. The scheduling of tenant move-ins shall be subject to the reasonable discretion of Landlord.

25. If the Tenant desires telephone or telegraph connections, the Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without direction from the Landlord.

26. The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services and shoe shining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord’s prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

27. The Building is a non-smoking building. Smoking is prohibited at all times within the entire Building, including all leased premises, as well as all public/common areas and parking areas for the Building, including any attached parking garage structure. This prohibition applies during business and non-business hours to restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, the lunch room and any other
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public/common area, as well as to all areas within the Leased Premises by Tenants. Smoking is only permitted in the designated smoking area outside the Building and away from the entrances to the Building.

28. The Building and Project is a weapons free environment. No tenant, owner of a tenant, officer or employee of a tenant, visitor of tenant, contractor or subcontractor of tenant, or any other party shall carry weapons (concealed or not) of any kind in the building, or parking areas. This prohibition applies to all public areas, including without limitation, restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, all areas within the leased premises of tenants, all surface parking areas and the surrounding land related to the building.
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EXHIBIT E
FORM ESTOPPEL CERTIFICATE

The undersigned,                                                                     , a                                                           (“Tenant”), the tenant under that certain Office Lease dated                               , between Tenant and                                         , a                                    , as landlord (“Landlord”) hereby certifies as follows:

1. The Premises(the“Premises”)under the Lease is Suite,                                                                        .

2. The Lease is in full force and effect and has not been modified or amended in any respect except by amendments dated                                                           (copies of which are attached).

3. The Lease has not been assigned, encumbered, subleased or transferred in any manner other than:                                                                                                                                                                                                          .

4. The Commencement Date  of the Lease is                                        and the expiration date of the Lease is                                        .      There are no options to extend the Lease Term beyond such expiration date other than                                                                               .

5. The present monthly rental under the Lease is $                               .  The sum of $                               ,  representing              month’s Rent has been paid in advance.

6. The security deposit held by Landlord under the Lease is $                                .

7. Rent under the Lease has been paid through the month of                              .       Tenant’s estimated share of Operating Costs payments have been paid through                                .

8. The Premises are presently occupied by Tenant.

9. Tenant has accepted the Premises without condition or qualification under the Lease and Landlord has completed and complied with all conditions of such acceptance, except as follows:

10. To the best knowledge of Tenant, neither it nor the Landlord is in default (or will be in default following the delivery of notice, the passage of time, or both) or claims a default by the other under the Lease, or has any claims, defenses, or rights of offset against payment of Rent under the Lease, except as follows:

11. Tenant acknowledges that Landlord has the right to assign the Lease and the Rent thereunder and to sell, assign, transfer, mortgage or otherwise encumber the Project without the consent of Tenant.

12. Tenant makes this statement for the benefit and protection                                 of with the understanding that                                                                           intends to rely on this statement in connection with                                       .

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IN WITNESS WHEREOF, this certificate has been executed and delivered by the authorized officers or representatives of the undersigned as of                                                                             .

“TENANT”

a

By:
Name:
Title:

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EXHIBIT F
TENANT’S INITIAL CERTIFICATE

To:                                                                                                                   (“Landlord”)
Date:

Tenant’s Initial Certificate

The undersigned, as the Tenant under that certain Office Lease (the “Lease”) dated                             , made and entered into between                                        , a                                         , as Landlord, and the undersigned, as Tenant, hereby certifies that:

1.	The undersigned has accepted possession and entered into occupancy of the Premises described in the Lease.

2.	The Commencement Date of the Lease was .

3.	The expiration date of the Lease is .

4.	The schedule of Basic Annual Rent is as follows:

Months	Monthly Rent	Annual Rent/Per Sq. Ft.
XX/XX/20XX – XX/XX/20XX	$20,285.00	$15.00
XX/XX/20XX – XX/XX/20XX	$20,961.17	$15.50
XX/XX/20XX – XX/XX/20XX	$21,637.33	$16.00
XX/XX/20XX – XX/XX/20XX	$22,313.50	$16.50

5.	The Lease is in full force and effect and has not been modified or amended.

6.	Landlord has performed all of its obligations to improve the Premises for occupancy by the undersigned.

Very truly yours,

a

By:
Name:
Title:

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EXHIBIT G
AMERICANS WITH DISABILITIES ACT
AND TEXAS ARCHITECTURAL BARRIERS ACT

INTENTIONALLY DELETED
G-1

EXHIBIT H
FORM OF LETTER OF CREDIT

[BANK]

BENEFICIARY:	APPLICANT:

KBS SOR Austin Suburban Portfolio, LLC	Xplore Technologies Corporation o America

AMOUNT: USD $ (
THOUSAND AND NO/100 DOLLARS)

Ladies and Gentlemen:

We hereby issue this Irrevocable Standby Letter of Credit No.                                 (“Letter of Credit”) in your favor for the account of Xplore Technologies Corporation of America, a Delaware corporation (“Tenant”) for a sum not to exceed an aggregate amount of $                                 effective immediately and expiring at our office at                                           on                                     (“Expiry Date”). Notwithstanding anything herein to the contrary, this Letter of Credit shall automatically renew on a year-to-year basis, the first such renewal commencing on the day immediately following the Expiry Date unless we notify you (Beneficiary) in writing at least thirty (30) days prior to the Expiry Date (or the applicable subsequent Expiry Date, following any such renewal) that we will not renew this Letter of Credit. Partial Drawings are permitted hereunder, and each drawing under this Letter of Credit shall permanently reduce the face amount of this Letter of Credit by the amount of such drawing.

The face amount of this Letter of Credit may be reduced upon delivery to us at our offices indicated above of a completed request for reduction in the form of Annex A (as stated below) (“Reduction Certificate”) executed by your authorized officer and an authorized signatory on behalf of Tenant.  The amount of any such reduction shall be the amount indicated in the Reduction Certificate.

We undertake that drawings under this Letter of Credit will be duly honored upon presentation to us at our office indicated above on any Business Day (as defined below) on or before the Expiry Date of your sight draft(s) drawn on us, bearing the clause: “Drawn under                                   Irrevocable Standby Letter of Credit No.
                               ”, together with a statement in the form of Annex B (as stated below) purportedly executed by your authorized officer and regardless of whether Tenant disputes the content of such statement. Payment will be made hereunder not later than 1:00 p.m. Central time on the third Business Day (as defined below) following the date such demand for payment is presented as aforesaid. Payment of any amount drawn under this Letter of Credit will be made in immediately available funds by wire transfer to such account as you shall specify or in such other manner as you specify in the sight draft presented to us with respect to such payment. For purposes of this Letter of Credit, the term “Business Day” shall mean a day upon which banks in Illinois are open for commercial business.

This Letter of Credit is transferable in full and not in part.

This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates and any such reference shall not be deemed to incorporate herein by reference to any document or instrument.

Except as stated herein, this undertaking is not subject to any condition or qualification. Our obligations under this Letter of Credit shall be the individual obligation of                                                   Bank, in no way contingent upon reimbursement with respect thereto.

Except insofar as expressly stated herein, this Standby Letter of Credit undertaking is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.
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ANNEX A

REDUCTION CERTIFICATE RELATING TO
                                IRREVOCABLE
LETTER OF CREDIT NO.

                                          Bank

Attention: Direct Pay Letter of Credit Department

KBS SOR Austin Suburban Portfolio, LLC, a Delaware limited liability company, and Xplore Technologies Corporation of America, a Delaware corporation, hereby request that the face amount of Letter of Credit No.                        dated                    , 201   , and issued by                                Bank (“Letter of Credit”) be reduced $                                 SO THAT THE FACE AMOUNT OF THE Letter of Credit shall be $                               .

“LANDLORD”	“TENANT”

KBS SOR AUSTIN SUBURBAN PORTFOLIO,	XPLORE TECHNOLOGIES CORPORATION
LLC, a Delaware limited liability company	OF AMERICA, a Delaware corporation

By: KBS Capital Advisors, LLC,
a Delaware limited liability company,
its authorized agent

By:	By:
Name:	Name:
Title:	Title:

Dated:                                                              , 201
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ANNEX B

CERTIFICATE RELATING TO                                    BANK
IRREVOCABLE LETTER OF CREDIT NO.
KBS SOR AUSTIN SUBURBAN PORTFOLIO, LLC, a Delaware limited liability company (“Landlord”) hereby requests payment of                              United States Dollars (U.S. $                        ) pursuant to Letter of Credit No.                             (“Letter of Credit”) dated                             , 201       .

In connection with such request, the Landlord hereby certifies that one of the following has occurred:
(i) Tenant has not complied with the terms and conditions of that certain Office Lease dated                           , 2015, originally entered into by and between KBS SOR Austin Suburban Portfolio, LLC, a Delaware limited liability company, as landlord, and Xplore Technologies Corporation of America, a Delaware corporation, as tenant, as amended (collectively, the “Lease”), or (ii) Landlord has been notified in writing that the Letter of Credit will not be renewed and Landlord has the right under the Lease to draw the full amount of the Letter of Credit.

LANDLORD

KBS SOR AUSTIN SUBURBAN PORTFOLIO,
LLC, a Delaware limited liability company

By: KBS Capital Advisors, LLC,
a Delaware limited liability company,
as agent

By:
Name:
Title:

Dated:                                                              , 201
B-1

LEASE OF PREMISES	1
BASIC LEASE PROVISIONS	1
STANDARD LEASE PROVISIONS	4
1. TERM	4
2. BASIC ANNUAL RENT AND SECURITY DEPOSIT	4
3. ADDITIONAL RENT	5
4. IMPROVEMENTS AND ALTERATIONS	11
5. REPAIRS	12
6. USE OF PREMISES	13
7. UTILITIES AND SERVICES	16
8. NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE	17
9. FIRE OR CASUALTY	21
10. EMINENT DOMAIN.	21
11. ASSIGNMENT AND SUBLETTING	22
12. DEFAULT	24
13. ACCESS; CONSTRUCTION	28
14. BANKRUPTCY	28
15. SUBSTITUTION OF PREMISES	29
16. SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES	29
17. SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY	30
18. PARKING; COMMON AREAS	31
19. MISCELLANEOUS	33

LIST OF EXHIBITS

Exhibit A-1	Floor Plan(s)
Exhibit A-2	Legal Description of the Project
Exhibit A-3	Rentable Area
Exhibit B	Work Letter
Exhibit C	Utilities and Services
Exhibit D	Building Rules and Regulations
Exhibit E	Form Estoppel Certificate
Exhibit F	Tenant’s Initial Certificate
Exhibit G	[Intentionally Deleted]
Exhibit H	Form of Letter of Credit

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